                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]


Check the appropriate box

[X]   Preliminary Proxy Statement

[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ] Soliciting Material Pursuant to (Section) 240.14a-11(c) or (Section) 240.14a-12


                                DRKOOP.COM, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

      1)    Title of each class of securities to which the transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                                DRKOOP.COM, INC.
                         225 ARIZONA AVENUE, SUITE 250
                         SANTA MONICA, CALIFORNIA 90401

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 13, 2001
                             ---------------------

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of drkoop.com, Inc. will be held at the Fairmont Miramar, 101 Wilshire Boulevard, Santa Monica, California 90401, on Thursday, December 13, 2001 at 9:00 a.m. Pacific time, for the following purposes:

     - to elect three Class II directors to serve for a term ending on the annual meeting to be held in 2004 or until the election and qualification of their respective successors;

     - to approve an amendment to our Restated Certificate of Incorporation to change our name to Dr. Koop LifeCare Corporation;

     - to approve our Amended and Restated 2000 Non-Qualified Stock Option Plan, authorizing the issuance of up to 30,000,000 shares of our common stock to our directors, officers, employees and consultants; and

     - to transact any other business, if any, which is properly brought before the meeting or any adjournment or postponement thereof.

     Please refer to the attached proxy statement, which forms a part of this notice and is incorporated herein by this reference, for further information with respect to the business to be transacted at the annual meeting.

     Stockholders of record at the close of business on November 2, 2001 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. The list of stockholders will be available for examination for ten days prior to the annual meeting at the offices of drkoop.com, Inc., 225 Arizona Avenue, Suite 250, Santa Monica, California 90401. All stockholders are cordially invited to attend the annual meeting.

                                          By Order of the Board of Directors

                                          /s/ RICHARD M. ROSENBLATT

                                          RICHARD M. ROSENBLATT
                                          Co-Chairman and Chief Executive
                                          Officer

Santa Monica, California
November   , 2001

                                DRKOOP.COM, INC.
                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                               DECEMBER 13, 2001
                             ---------------------

                                  INTRODUCTION

GENERAL

     This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held at the Fairmont Miramar, 101 Wilshire Boulevard, Santa Monica, California 90401, on Thursday, December 13, 2001 at 9:00 a.m. Pacific time, for the following purposes:

     - to elect three Class II directors to serve for a term ending on the annual meeting to be held in 2004 or until the election and qualification of their respective successors;

     - to approve an amendment to our Restated Certificate of Incorporation to change our name to Dr. Koop LifeCare Corporation;

     - to approve our Amended and Restated 2000 Non-Qualified Stock Option Plan, authorizing the issuance of up to 30,000,000 shares of our common stock to our directors, officers, employees and consultants; and

     - to transact any other business, if any, which is properly brought before the meeting or any adjournment or postponement thereof.

     This proxy statement and accompanying proxy card will be first mailed to stockholders on or about November 15, 2001.

     This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained American Stock Transfer & Trust Company to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions.

     Our principal executive offices are located at 225 Arizona Avenue, Suite 250, Santa Monica, California, 90401, telephone (310) 395-5700.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

     Our outstanding common stock, Series E 8% Convertible Preferred Stock and Series D 8% Convertible Preferred Stock constitute the only classes of securities entitled to notice of, or to vote at, the meeting. We sometimes refer to our Series D Preferred Stock and Series E Preferred Stock as Preferred Stock. Stockholders of record of the common stock and of the Preferred Stock at the close of business on November 2, 2001 are entitled to notice of, and to vote at, the meeting. As of October 22, 2001, there were 51,476,823 shares of our common stock, 2,523,250 shares of our Series D Preferred, and 520,000 shares of our Series E Preferred issued and outstanding. Each share of common stock entitles the holder to one vote on each matter which may come before a meeting of the stockholders. Each share of Series E Preferred entitles the holder to 125 votes per share of Series E Preferred, equivalent to one vote per share of common stock issuable upon conversion of the Series E Preferred on each matter which may come before a meeting of the stockholders. Each share of Series D Preferred entitles the holder to 28.57 votes per share of Series D Preferred, equivalent to one vote per share of common stock issuable upon conversion of the Series D

Preferred on each matter which may come before a meeting of the stockholders. The presence at the meeting, in person or by proxy, of a majority of the shares of common stock and Preferred Stock, as converted, issued and outstanding on November 2, 2001 will constitute a quorum.

VOTING PROCEDURES

     A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States.

     You have choices on each of the matters to be voted upon at the meeting. Concerning the election of the directors, by checking the appropriate box on your proxy card you may:

     - vote for the director nominees; or

     - withhold authority to vote for some or all of the director nominees.

     Concerning the approval of the amendment to our Restated Certificate of Incorporation, you may:

     - approve the amendment;

     - disapprove the amendment; or

     - abstain from voting for or against the amendment.

     Concerning the approval of the Amendment and Restatement of our 2000 Non-Qualified Stock Option Plan, which we refer to as the "Restated 2000 Plan," you may:

     - approve the Restated 2000 Plan;

     - disapprove the Restated 2000 Plan; or

     - abstain from voting for or against the Restated 2000 Plan.

     Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR (1) the election of the director nominees listed in Proposal No. 1, (2) the amendment to the Restated Certificate of Incorporation, and (3) the Restated 2000 Plan. With respect to any other business which may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The director nominees shall be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of a director. Approval of the amendment to the Restated Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock and Preferred Stock, as converted, entitled to vote at the meeting. Approval of the Restated 2000 Plan requires the affirmative vote of a majority of the outstanding shares represented at and entitled to vote at the meeting.

     Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

     You may revoke your proxy at any time before it is actually voted at the meeting by:

     - delivering written notice of revocation to our Corporate Secretary at 225 Arizona Avenue, Suite 250, Santa Monica, California 90401;

     - submitting a later dated proxy; or

     - attending the meeting and voting in person.

     Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person such as a stock brokerage firm or bank, that person must vote the shares as the record holder. Accordingly, a beneficial holder must provide voting instructions to the appropriate record holder.

     All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

                                PROPOSAL NO. 1:

                   ELECTION OF NOMINEES TO BOARD OF DIRECTORS

GENERAL INFORMATION

     Our directors are assigned to either Class I, Class II or Class III (each as described below) and hold office until their resignation or removal and until their successors are duly elected and qualified at the next applicable annual meeting. The term of our directors currently assigned to Class II ends on the date of our 2001 annual meeting. Our directors assigned to Class III serve for an initial term ending on the date of our 2002 annual meeting, and our directors assigned to Class I serve for an initial term ending on the date of our 2003 annual meeting. Thereafter, each director shall serve for a term ending on the date of our third annual meeting following the annual meeting at which such director was elected. There are currently a total of three Class I directors, three Class II directors and three Class III directors.

     The current directors are Dr. C. Everett Koop, Richard M. Rosenblatt, Marshall S. Geller, George A. Vandeman, Joseph P. Wynne, Edward A. Cespedes, Albert Henry, G. Peter Molloy, Jr. and Harold Blue. Messrs. Vandeman, Cespedes and Blue are assigned to Class I, Mssrs. Geller, Wynne and Molloy are assigned to Class II, and Dr. Koop and Mssrs. Rosenblatt and Henry are assigned to Class
III. In accordance with Article VIII of the Restated Certificate of Incorporation, the appointments of the Class II directors (currently, Messrs. Geller, Wynne and Molloy) will expire at the 2001 annual meeting. As a consequence of the expiration of the appointments of the Class II directors, three Class II directors will be elected at our annual meeting. Messrs. Geller, Wynne and Molloy are eligible to stand for re-election and have been nominated by the Board of Directors to do so. Proxies cannot be voted for more persons than those named below.

     Each nominee for director has indicated his willingness to serve if elected. Proxies received by us will be voted for the nominees. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, the proxy holders will vote the proxies for any substitute nominee we may designate.

     The following table sets forth information with respect to the three persons nominated for election at the meeting.

NOMINEES FOR DIRECTOR                                     AGE   POSITION   DIRECTOR SINCE
---------------------                                     ---   --------   --------------
Marshall S. Geller......................................  62    Director        2000
Joseph P. Wynne.........................................  36    Director        2000
G. Peter Molloy, Jr.....................................  42    Director        2001

     The principal occupations and positions for the past five years, and in some cases prior years, of the nominees for director named above are as follows:

     Marshall S. Geller. Mr. Geller is currently the Chairman and Chief Executive Officer of Geller & Friend Capital Partners, Inc. Mr. Geller has spent more than 30 years in corporate finance and investment banking. He currently serves as a director on the boards of several publicly traded companies including Hexcel Corporation (NYSE: HXL), ValueVision International, Inc., Ballantyne of Omaha, Inc. (OTCBB: BTNE.OB), and Concepts Direct, Inc. (Nasdaq SC: CDIR). Mr. Geller has also served as Interim Co-Chairman of Hexcel Corporation and Interim President and Chief Operations Officer of Players International, Inc. He recently was appointed to serve on the Deans' Advisory Council for the California State University. Mr. Geller previously served as a director of Players International, Inc. He also previously served as Senior Managing Director for Bear Stearns & Co., Inc. with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East.

     Joseph P. Wynne. Mr. Wynne is the Chief Financial Officer and a Financial Principal of Commonwealth Associates, L.P. and ComVest Capital Partners, LLC, Commonwealth's merchant banking affiliate. Mr. Wynne is responsible for financial planning and overseeing the firm's investments. His duties also include managing the firm's financial structure as well as assisting some of the firm's portfolio companies in managing their financial records. Mr. Wynne is also a member of the Executive and Compensation Committees of Commonwealth. Prior to joining Commonwealth in November 1993, Mr. Wynne was a supervisor in the Corporate Accounting department of Bear Stearns & Co., Inc, working directly with the Controller and Chief Financial Officer. In addition, he was an audit supervisor for the accounting firm of Goldstein, Golub, and Kessler where he specialized in financial services, hedge funds, and investment partnerships. Mr. Wynne is a Certified Public Accountant.

     G. Peter Molloy, Jr. Mr. Molloy is our President and previously served as the Chief Executive Officer of IVonyx Group Services, Inc. prior to our acquisition of IVonyx's operating assets. Prior to joining IVonyx, Mr. Molloy was Of Counsel to Monaco, Smith, Hood, Perkins, Loucks & Stout specializing in healthcare acquisitions/divestitures, qui tam litigation and tax law. Mr. Molloy is also a licensed attorney in Florida and Georgia. Mr. Molloy earned his Juris Doctor at Walter F. George School of Law, Mercer University. He also earned a BS in Accounting and a BS in Mathematics from Mercer University.

     Upon being elected to the Board of Directors, each member of our Board of Directors who is not a full-time employee, other than Dr. Koop and Albert Henry, was granted stock options to purchase 300,000 shares of our common stock under our 2000 Equity Participation Plan, which provides for the grant of options to non-employee directors. All options granted to such non-employee directors vest in four equal annual installments and have a per share exercise price of $0.75, except that Mr. Blue's options have a per share exercise price of $0.09, which is equal to the fair market value of a share of our common stock on the date of the grant to Mr. Blue.

COMMITTEES OF THE BOARD OF DIRECTORS AND OTHER BOARD INFORMATION

     Our Board of Directors has two standing committees, the audit committee and the compensation committee. We do not have a nominating committee.

     The audit committee has responsibility for reviewing and making recommendations regarding our employment of independent accountants, the annual audit of our financial statements, and our internal controls, accounting practices and policies. The members of the audit committee were George A. Vandeman, Edwin M. Cooperman and Scott J. Hyten until Mssrs. Cooperman and Hyten resigned in October 2001. Marshall S. Geller has been elected to serve on the audit committee with Mr. Vandeman effective October 2001. We are in compliance with the audit committee charter requirements of the Nasdaq National Market, except that we do not currently have three independent directors on our audit committee as contemplated by the Rule 4350(d)(2)(A). See "Audit Committee Report." Prior to the resignation of Mssrs. Hyten and Cooperman in October 2001, our audit committee consisted of three independent directors.

     The compensation committee has responsibility for determining the nature and amount of compensation for our management and for administering our employee benefit plans. The members of the compensation committee were George A. Vandeman, Edwin M. Cooperman and Scott J. Hyten until Mssrs. Cooperman and Hyten resigned in October 2001. Marshall S. Geller has been elected to serve on the compensation committee with Mr. Vandeman.

     During the fiscal year ended December 31, 2000, the audit committee, the compensation committee and the Board of Directors met approximately three times, five times, and twelve times, respectively. Each director attended at least 75% of the total number of such meetings of the Board of Directors during the time that such person was a member of the Board of Directors.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our Restated Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for any actions or inactions taken by them as directors, except in certain cases where liability is mandated by the Delaware General Corporation Law. The provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our directors from compliance with federal or state securities laws.

     Our Amended and Restated Bylaws generally provide that we shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is a director or officer, and at the discretion of the Board of Directors may indemnify any person who is such a party or threatened to be made such a party by reason of the fact that he is or was an employee or agent or is or was serving at our request as a director, officer, employee or agent of another entity, against, to the full extent permitted by law, expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually incurred by him in connection with the proceeding. We have entered into agreements to provide indemnification for our directors and some of our officers in addition to the indemnification provided for in the Amended and Restated Bylaws. These agreements, among other things, will indemnify our directors and officers for some of the expenses (including attorney's fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by the specific officer or director arising out of or in connection with his service as one of our directors or officers to the fullest extent permitted by applicable law.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten-percent holders are required to furnish us with copies of all of these forms which they file.

     Based solely on our review of these reports or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2000 and during the current fiscal year, all filing requirements applicable to our officers, directors, greater-than-ten-percent beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met, except that Donald Hackett (a former director) filed a Form 5 late, failing to report certain transactions on a timely basis, Ian J. Bagnall (a former executive officer) and Louis A. Scalpati (a former executive officer) each failed to file a Form 5, in each instance failing to report certain transactions, and William
H. Carlson (an executive officer) filed a Form 3 late, failing to report his beneficial ownership of our securities on a timely basis.

                       THE BOARD OF DIRECTORS RECOMMENDS
                            A VOTE FOR THE DIRECTORS
                          NOMINATED IN PROPOSAL NO. 1.

                                PROPOSAL NO. 2:

             APPROVAL OF THE RESTATED CERTIFICATE OF INCORPORATION

     This Proposal No. 2, if approved, would change the name of the corporation to Dr. Koop LifeCare Corporation. The proposed name change requires an amendment to our Restated Certificate of Incorporation and therefore submission to the stockholders at the annual meeting. Approval of the amendment requires the affirmative vote of a majority of the outstanding shares of common stock and Preferred Stock, as converted, entitled to vote at the meeting. The proposed amendment does not change any other aspect of our Restated Certificate of Incorporation.

     We believe that the Restated Certificate of Incorporation should be amended to change the name of the corporation to Dr. Koop LifeCare Corporation in order for us better reflect our new direction and business strategy. With the recently completed acquisition of IVonyx, Inc. and the pending distribution of Dr. Koop branded supplements, the proposed corporate name change would signify the completion of our evolution from a pure-play Internet consumer Web site to a diversified company with multiple revenue streams online and offline.

     In connection with the proposed name change, we have filed an application for registration of the "DR. KOOP LIFECARE" service mark in the United States. We have received a demand letter from Lifecare, Inc., claiming infringement of the "LIFECARE" mark. We responded by denying any infringement. Although we do not believe that our proposed use of "DR. KOOP LIFECARE" will infringe upon the service mark rights of LifeCare, Inc. and, subject to stockholder approval, intend to change our corporate name to Dr. Koop LifeCare Corporation, we cannot assure you that we will not be required to discontinue all uses of "LIFECARE" as part of our name and service marks in the future.

     Our Board of Directors has deemed the proposed amendment advisable and in our best interests and recommends stockholder approval of the proposed amendment.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
             APPROVAL OF THE RESTATED CERTIFICATE OF INCORPORATION
                        AS SET FORTH IN PROPOSAL NO. 2.

                                PROPOSAL NO. 3:

                      APPROVAL OF THE AMENDED AND RESTATED
                      2000 NON-QUALIFIED STOCK OPTION PLAN

GENERAL DESCRIPTION OF THE AMENDED AND RESTATED 2000 NON-QUALIFIED STOCK OPTION PLAN

     Our 2000 Non-Qualified Stock Option Plan was originally adopted by the Board of Directors on April 28, 2000. In August 2001 the Board of Directors amended and restated the 2000 Non-Qualified Stock Option Plan in its entirety (hereinafter the "Restated 2000 Plan"). Under the terms of the Restated 2000 Plan, in order for this amendment and restatement to be effective, it must be approved by our stockholders.

     We restated the 2000 Non-Qualified Stock Option Plan and conditioned its adoption on shareholder approval in order to qualify for a permit under Section 25113 of the California Corporate Securities Law of 1968, thus enabling us to issue options to certain employees located in California with respect to whom an exception from California Corporate Securities Laws might not have otherwise been available for option grants. We have applied for this permit, and our application is now pending. The issuance and exercisability of future options under the Restated 2000 Plan to employees in California is conditioned on our receipt of the permit.

     Set forth below is a general description of the Restated 2000 Plan. This description is relevant to the amendment to be considered.

WHAT TYPES OF AWARDS MAY BE GRANTED UNDER THE RESTATED 2000 PLAN?

     The Restated 2000 Plan provides that the Board of Directors or compensation committee may grant non-qualified stock options to our directors, officers, employees and consultants. Each option grant is set forth in a separate agreement with the person receiving the options and will indicate the number of shares to be covered by the grant, the time or times at which the option is to become exercisable and the maximum term for which the option is to remain outstanding as determined by the compensation committee. Up to 30,000,000 shares may be issued under the Restated 2000 Plan.

WHO DETERMINES WHO RECEIVES THE AWARDS AND THE TERMS OF THE AWARDS?

     The Board of Directors or the compensation committee administers the Restated 2000 Plan. Subject to the terms of the Restated 2000 Plan, the Board of Directors or compensation committee has the authority to select the persons to whom options are to be granted, to determine the number of shares granted and the terms and conditions of the options, and to make all other determinations with respect to the administration of the Restated 2000 Plan. The Board of Directors are also authorized to amend and terminate the Restated 2000 Plan in such respects as the Board may deem advisable.

     The Company has made option grants to the directors and executive officers listed below in the amounts set forth beside their respective names under the Non-Qualified Stock Option Plan (prior to its amendment and restatement in August 2001):

NAME                                                  POSITION                      NUMBER OF SHARES
----                                                  --------                      ----------------
Richard M. Rosenblatt............  Co-Chairman and Chief Executive Officer              7,837,000(1)
Edward A. Cespedes...............  Vice-Chairman and Secretary                          2,600,000(2)
Stephen Plutsky..................  Chief Financial Officer                              1,417,000(3)
Greg Taylor......................  Chief Operating Officer                              1,700,000(4)
William Carlson..................  Executive Vice President, Business Development       1,000,000(5)
All directors and executive
  officers as a group (5
  persons).......................                                                      14,554,000

---------------

(1) Richard M. Rosenblatt's options have an exercise price of $0.35 per share. Of these options, 50% are currently exercisable and 25% will vest on each of August 22, 2002 and 2003.

(2) Edward A. Cespedes' options have an exercise price of $0.35 per share. All of these options are exercisable.

(3) Stephen Plutsky's options have an exercise price of $0.35 per share. Of these options, 50% are currently exercisable and 25% will vest on each of August 22, 2002 and 2003.

(4) Greg Taylor's options have an exercise price of $0.6563 per share. Of these options, 600,000 shares are currently exercisable and the balance will vest in annual installments on each of November 14, 2002 and 2003.

(4) William H. Carlson's options have an exercise price of $0.9062 per share. Of these options, 366,667 shares are currently exercisable and the balance will vest in annual installments on each of October 24, 2002 and 2003.

     We have also made option grants to directors and executive options under other stock option plans.

HOW MANY SHARES CAN SOMEONE RECEIVE IN ONE YEAR?

     There is presently no maximum as to the number of shares which may be subject to options granted under the Restated 2000 Plan to any individual in any calendar year.

WHAT IS THE EXERCISE PRICE OF THE OPTIONS?

     The exercise price for options granted under the Restated 2000 Plan will be determined by the Board of Directors or compensation committee and stated in the individual option agreements. Prior to the date on which our shares become listed on a national securities exchange, the per share exercise price of options granted under the Restated 2000 Plan may not be less than 85% of the fair market of a share on the date of grant (or 110% of fair market value if the optionee owns 10% or more of our shares).

WHEN DO OPTIONS GRANTED UNDER THE RESTATED 2000 PLAN VEST?

     Options granted under the Restated 2000 Plan will vest and become exercisable at such times as the Board of Directors or the compensation committee determines and will be set forth in the individual option agreements. Prior to the date on which our shares become listed on a national securities exchange, except for options granted to officers, directors or consultants, no option will become vested and exercisable at a rate of less than 20% per year over 5 years from the date of grant.

WHAT IS THE TERM OF OPTIONS GRANTED UNDER THE RESTATED 2000 PLAN?

     The term of each option granted under the Restated 2000 Plan will be stated in the individual option agreement, but will not be more than 10 years from the date of grant. Options will be subject to earlier termination as set forth in the Restated 2000 Plan in the event of a termination of an optionee's service.

WHAT HAPPENS TO THE OPTIONS IN THE EVENT OF A CHANGE IN CAPITALIZATION OR CORPORATE TRANSACTION?

     In the event of a stock split or certain other changes in our capitalization, appropriate adjustments will be made by the Board of Directors or the compensation committee to the number of shares issuable under the Restated 2000 Plan and to options outstanding under the Restated 2000 Plan. In the event of certain corporate transactions involving our company, options outstanding under the Restated 2000 Plan will become fully vested and exercisable unless the options are assumed or replaced in connection with the corporate transaction. Any options assumed in the transaction and the kind and number of shares issuable under the Restated 2000 Plan will be appropriately adjusted following the transaction.

HOW IS THE RESTATED 2000 PLAN AMENDED?

     The Restated 2000 Plan may be amended or terminated at any time by the Board of Directors. However, without approval of our stockholders, the maximum number of shares that may be issued under the Restated 2000 Plan may not be increased and the term of the Restated 2000 Plan may not be extended.

DOES THE RESTATED 2000 PLAN CONFORM TO FEDERAL SECURITIES LAWS?

     The Restated 2000 Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission under those acts, including Rule 16b-3. The Restated 2000 Plan will be administered, and options will be granted and may be exercised, only in a manner which conforms to these laws, rules and regulations. To the extent permitted by applicable law, the Restated 2000 Plan and options granted under the Restated 2000 Plan shall be deemed amended to the extent necessary to conform to these laws, rules and regulations.

IS STOCKHOLDER APPROVAL REQUIRED UNDER THE RESTATED 2000 PLAN?

     The Restated 2000 Plan requires that it be submitted for stockholder approval within 12 months after the date of the Board of Director's adoption of the Restated 2000 Plan. Options may be granted prior to stockholder approval, but such options will not vest or become exercisable before stockholder approval is obtained. If stockholder approval is not obtained at the end of the 12 month period, all options previously granted will be canceled.

WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE AWARDS?

     Under current federal laws, in general, recipients of grants of nonqualified stock options under the Restated 2000 Plan are not taxable upon the grant of the option. Optionees are generally taxable at ordinary income rates under Section 83 of the Internal Revenue Code upon their exercise of the option based on the difference between the fair market value of the stock on the date of exercise and the exercise price. Subject to Section 162(m), we will be entitled to an income tax deduction with respect to the amounts taxable to these recipients. Since at present we have a significant net operating loss carryforward for federal income tax purposes, we do not expect to receive any current benefit from such a deduction.

WHERE CAN I FIND A COPY OF THE ENTIRE RESTATED 2000 PLAN?

     The summary we have included is qualified in its entirety by reference to the Restated 2000 Plan, which is attached hereto as Annex A.

WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE RESTATED 2000 PLAN?

     Approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock and Preferred Stock, as converted, represented at and entitled to vote at the meeting.

PROPOSAL NO. 3

     This Proposal No. 3, if approved, would ratify the Board of Directors' adoption of the Restated 2000 Plan. We believe the Restated 2000 Plan should be adopted in order for us to grant stock options to directors, officers, employees and consultants, particularly employees in California who might not otherwise be entitled to receive options as a result of California Corporate Securities Laws. The ability to grant stock options would provide us with a valuable tool to help retain new directors, officers, employees and consultants. In addition, it will enable us to provide additional incentives to those directors, officers, employees and consultants who have been responsible for our development and financial success and who will help us meet our goals in the future.

     Your ratification of the Board of Directors' adoption of the Restated 2000 Plan will enable us to continue our strategy of using stock incentives to secure and retain officers, employees, consultants and directors of outstanding ability both now and in the future. The attraction and retention of such persons is vital to the success of our business.

                      THE BOARD OF DIRECTORS RECOMMENDS A
               VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED
                        2000 NON-QUALIFIED STOCK OPTION
                      PLAN AS SET FORTH IN PROPOSAL NO. 3.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 22, 2001 by (i) each of the directors and proposed directors; (ii) each named executive officer of the drkoop.com, Inc. (as that term is defined in Item 402(a)(3) of Regulation S-K);
(iii) each person who is known to us to be the beneficial owner of more than five percent of the our common stock based on a review of filings made with the SEC on or before October 22, 2001 and (iv) all of the directors, proposed directors and executive officers as a group. For purposes of determining the percent of class for each beneficial owner, we have used the number of shares of our common stock and Preferred Stock outstanding as of October 22, 2001. As of October 22, 2001, there were 51,476,823 shares of our common stock, 2,523,250 shares of our Series D Preferred and 520,000 shares of our Series E Preferred issued and outstanding. Unless otherwise indicated, the address of each named beneficial owner is c/o drkoop.com, Inc., 225 Arizona Avenue, Suite 250, Santa Monica, California 90401. Except as otherwise indicated, to our knowledge the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                        NUMBER OF SHARES
                                                     BENEFICIALLY OWNED(1)               PERCENT OF CLASS
                                                --------------------------------   ----------------------------
5% STOCKHOLDERS, DIRECTORS, NAMED EXECUTIVE       COMMON          PREFERRED        COMMON        PREFERRED
OFFICERS, AND DIRECTORS AND EXECUTIVE OFFICERS  ----------   -------------------   ------   -------------------
AS A GROUP                                                   SERIES D   SERIES E            SERIES D   SERIES E
----------------------------------------------               --------   --------            --------   --------
C. Everett Koop, M.D.(2)(17)............         2,875,373        --         --      5.3%       --         --
Richard M. Rosenblatt(3)(17)............        17,988,785   150,000     37,500     25.9%      5.6%       6.7%
Highview Ventures, LLC(3)...............         9,651,785   150,000     37,500     15.8%      5.6%       6.7%
Prime Ventures, LLC(3)..................         6,517,857   100,000     25,000     11.2%      3.8%       4.6%
Donald W. Hackett(4)....................         4,289,743        --         --      7.7%       --         --
Marshall S. Geller(5)(17)...............         5,454,327    50,000     20,000      9.6%      1.9%       3.7%
Scott J. Hyten(6).......................         5,864,286   200,000         --     10.2%      7.3%        --
George A. Vandeman(7)(17)...............         1,052,163    25,000         --      2.0%      1.0%        --
G. Peter Molloy(8)(17)..................           100,000        --         --        *        --         --
Albert Henry(9)(17).....................         1,324,881        --         --      2.5%       --         --
Harold Blue(10)(17).....................           228,571        --         --        *        --         --
Joseph P. Wynne(11)(17).................           394,794       500         --        *         *         --
Commonwealth Associates, L.P.(11).......         7,908,547        --     36,000     13.3%       --        6.5%
  830 Third Avenue
  New York, NY 10022
Commonwealth Associates Management Company,
  Inc.(11)..............................         7,908,547        --     36,000     13.3%       --        6.5%
ComVest Venture Partners LP(11).........        26,883,924   150,000     62,500     34.3%      5.6%      10.7%
ComVest Management LLC(11)..............        26,883,924   150,000     62,500     34.3%      5.6%      10.7%
Michael S. Falk(11).....................        36,385,692   175,000         --     41.4%      6.5%        --
Robert Priddy(11).......................        19,901,786   200,000    113,500     27.9%      7.3%      17.9%
RMC Capital, LLC(11)....................         5,714,286   200,000         --     10.0%      7.3%        --
  1640 Powers Ferry, Suite 125
  Marietta, GA 30067
Edward A. Cespedes(12)(17)..............         9,632,857   100,000     38,500     15.8%      3.8%       6.9%
Stephen Plutsky(13).....................         1,629,550        --         --      3.1%       --         --
Greg Taylor(14).........................           675,000        --         --      1.3%       --         --
William H. Carlson(15)..................           416,667        --         --        *        --         --

                                                        NUMBER OF SHARES
                                                     BENEFICIALLY OWNED(1)               PERCENT OF CLASS
                                                --------------------------------   ----------------------------
5% STOCKHOLDERS, DIRECTORS, NAMED EXECUTIVE       COMMON          PREFERRED        COMMON        PREFERRED
OFFICERS, AND DIRECTORS AND EXECUTIVE OFFICERS  ----------   -------------------   ------   -------------------
AS A GROUP                                                   SERIES D   SERIES E            SERIES D   SERIES E
----------------------------------------------               --------   --------            --------   --------
Adventist Health System Sunbelt Healthcare
  Corporation(16).......................         3,223,269        --         --      5.9%       --         --
  111 North Orlando Avenue
  Winter Park, Florida 32789
America Online, Inc.(18)................         3,500,000        --         --      6.4%       --         --
  75 Rockefeller Plaza
  New York, NY 10019
J.F. Shea Co., Inc.(19).................        21,071,429   300,000    100,000     29.0%     10.6%      16.1%
  655 Brea Canyon Road
  Walnut, CA 91789
Flynn Corporation(20)...................         2,857,142   100,000         --      5.3%      3.8%        --
Gallagher Corporation(20)...............         2,857,142   100,000         --      5.3%      3.8%        --
Infoseek Corporation(21)................         2,483,562        --         --      4.6%       --         --
All directors and executive officers as a
  group (12 persons)....................        35,255,111   225,500     58,500     40.6%      8.2%      10.1%

---------------

  *  Represents less than 1% of the issued and outstanding shares.

 (1) Beneficial ownership is determined in accordance with the SEC's rules and generally includes voting or investment power with respect to securities. Under the SEC's rules, shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of October 22, 2001, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Accordingly, for purposes of determining the beneficial ownership of common stock of a holder of Preferred Stock, such holder would be deemed to hold the number of shares of common stock into which such holder's shares of Preferred Stock are convertible, but no other shares of Preferred Stock would be treated as having been converted for purposes of the calculation. As a result, given the significant number of derivative securities that drkoop has outstanding, each holder's percentage of common stock outstanding set forth above will overstate the percentage that such holder would have of all of drkoop common stock on a fully diluted basis.

 (2) The shares of common stock listed as beneficially owned by Dr. Koop include
     (i) 1,030,067 shares of common stock held by Dr. Koop; (ii) 1,340,656 shares of common stock issuable upon the exercise of options exercisable within 60 days of July 24, 2001; (iii) 500,000 shares held by Koop Investment, L.P., a partnership of which Dr. Koop and his spouse are the general partners and share voting and investment power with respect to such shares; (iv) 2,800 shares of common stock issued to Dr. Koop's spouse over which Dr. Koop has shared voting and dispositive power; and (v) 1,850 shares held by Koop Foundation Incorporated (the "Foundation"), a 501(c)(3) entity for which Dr. Koop serves as Chairman of the board of directors and as to which Dr. Koop may be deemed to share voting and investment power. The foregoing shall not be deemed an admission that Dr. Koop beneficially owns any securities beneficially owned by the Foundation, and Dr. Koop disclaims such ownership.

 (3) The shares of common stock listed as beneficially owned by Mr. Rosenblatt consist of (i) options to purchase 7,837,000 shares of common stock, 50% of which are currently exercisable and 25% of which will become exercisable on each of August 21, 2002 and 2003; (ii) 2,857,143 shares of common stock issuable upon conversion of 100,000 shares of Series D Preferred issued to Prime Ventures; (iii) warrants to purchase 535,714 shares of common stock issued to Prime Ventures; (iv) 3,125,000 shares of common stock issuable upon conversion of 25,000 shares of Series E Preferred issued to Prime Ventures; (v) 1,428,571 shares of common stock issuable upon conversion of 50,000 shares of Series D Preferred issued to Highview Ventures; (vi) a warrant to purchase 142,857 shares of common stock issued to Highview Ventures; (vii) 1,562,500 shares of common stock issuable upon conversion of

     12,500 shares of Series E Preferred issued to Highview Ventures; and (viii) options to purchase 2,000,000 shares of common stock, 25% of which are currently exercisable and 25% of which will become exercisable on each of August 6, 2002, 2003 and 2004. The shares of Series D Preferred listed as beneficially owned by Mr. Rosenblatt consist of 100,000 shares of Series D Preferred and 25,000 shares of Series E Preferred issued to Prime Ventures and 50,000 shares of Series D Preferred and 12,500 shares of Series E Preferred issued to Highview Ventures. The shares of common stock and Series D Preferred listed as beneficially owned by Highview Ventures consist of the securities listed above that were issued to Highview Ventures and Prime Ventures. Mr. Rosenblatt is the sole Managing Member of Highview Ventures and is a Managing Member of Prime Ventures. As such, he shares indirect voting and dispositive power over the shares owned by Highview Ventures and Prime Ventures. Mr. Rosenblatt has sole voting and dispositive power with respect to the securities issued to Highview Ventures and shared voting and dispositive power with respect to the securities issued to Prime Ventures. Highview Ventures, as the holder of a majority of the equity securities of Prime Ventures, has shared voting and dispositive power with respect to the securities issued to Prime Ventures.

 (4) Mr. Hackett's address is 4110-9 Bunny Run Road, Austin, Texas 78746.

 (5) The shares of common stock listed as beneficially owned by Mr. Geller consist of (i) 1,428,571 shares of common stock issuable upon conversion of 50,000 shares of Series D Preferred; (ii) warrants to purchase 1,375,756 shares of common stock; (iii) 2,500,000 shares of common stock issuable upon conversion of 20,000 shares of Series E Preferred; and (iv) 150,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of October 22, 2001. Mr. Geller's address is 433 N. Camden Drive, Suite 500, Beverly Hills, California 90210.

 (6) The shares of common stock listed as beneficially owned by Mr. Hyten consist of 5,714,286 shares issuable upon conversion of 200,000 shares of Series D Preferred and 150,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of October 22, 2001. The shares of Series D Preferred were purchased by Interfase Capital Partners IV, L.P., the general partner of which is Interfase Management LP, the general partner of which is Interfase Managers LLC, of which Mr. Hyten is president. Mr. Hyten may be deemed to share voting and dispositive power with respect to such shares with such entities. The address of Mr. Hyten and the other entities listed in this footnote is 1301 Capital of Texas Highway, Suite A300, Austin, Texas 78746.

 (7) The shares of common stock listed as beneficially owned by Mr. Vandeman consist of (i) 714,285 shares of common stock issuable upon conversion of 25,000 shares of Series D Preferred issued to Vandeman Holdings LLC; (ii) a warrant to purchase 71,429 shares of common stock issued to Vandeman Holdings LLC; (iii) a warrant to purchase 116,449 shares of common stock issued to Vandeman Holdings LLC; and (iv) 150,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of October 22, 2001. Mr. Vandeman is the sole Managing Member of Vandeman Holdings, LLC. Mr. Vandeman's address is 275 Durley Avenue, Camarillo, California 93010-9102.

 (8) The shares of common stock listed as beneficially owned by Mr. Molloy consist of 100,000 shares of common stock issuable upon exercise of options exercisable within 60 days of October 22, 2001. Mr. Molloy's address is 406 Jeni Lane, Milford, Michigan, 48380.

 (9) The shares of common stock listed as beneficially owned by Mr. Henry consist of (i) 15,704 shares of common stock held by Mr. Henry; (ii) 1,250,010 shares of common stock beneficially held by Henry Venture II Limited, of which Mr. Henry is Chairman; and (iii) 59,167 shares of common stock held by Henry & Co., of which Mr. Henry is Chairman. Mr. Henry's address is 1265 Loch Lane, Lake Forest, Illinois, 60045-3345.

(10) The shares of common stock listed as beneficially owned by Mr. Blue consist of (i) 153,571 shares of common stock issuable upon exercise of 153,571 warrants held by Mr. Blue and (ii) 75,000 shares of common stock issuable upon exercise of 75,000 options.

(11) The number of shares beneficially owned is based solely on a joint Schedule 13D, as amended, filed with the SEC on September 28, 2001. Mr. Wynne may be deemed to beneficially own 394,794 shares of common stock, which represents
     (i) 150,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of October 22, 2001; (ii) 14,286 shares of common stock issuable upon the conversion of 500 shares of Series D Preferred; (iii) 80,508 shares of common stock issuable upon exercise of certain warrants for his services to drkoop in connection with the Series D Preferred private placement; and (iv) 150,000 shares of common stock issuable upon exercise of options. Commonwealth Associates, L.P., Commonwealth Associates Management Company, Inc. and Mr. Falk may be deemed to have shared voting and dispositive power with respect to 7,908,547 shares of common stock, which represents (i) 3,408,547 shares of common stock beneficially held by Commonwealth Associates, L.P., which are issuable upon the exercise of certain warrants owned by Commonwealth Associates and (ii) 4,500,000 shares of common stock issuable upon the exercise of warrants owned by Commonwealth Associates to purchase 36,000 shares of Series E Preferred. Commonwealth Associates Management Company, Inc. is the general partner of Commonwealth Associates, L.P., and Mr. Falk is the Chairman and controlling equity owner of Commonwealth Associates Management Corp. ComVest Venture Partners LP, ComVest Management LLC and Mr. Falk may be deemed to have shared voting and dispositive power with respect to 26,883,924 shares of common stock which includes (i) 4,285,714 shares of common stock issuable on the conversion of 150,000 shares of Series D Preferred beneficially held by ComVest Venture Partners; (ii) 14,785,714 shares of common stock upon exercise of certain warrants held by Comvest Venture Partners; and (iii) 7,812,500 shares of common stock issuable upon conversion of 62,500 shares of Series E Preferred beneficially held by ComVest Venture Partners. ComVest Management LLC is the general partner of ComVest Venture Partners, which is indirectly controlled by Mr. Falk. In addition to the 7,908,547 and 26,883,924 shares beneficially owned respectively by Commonwealth Associates and ComVest Venture Partners, which Mr. Falk may be deemed to beneficially own, Mr. Falk may be deemed to have voting and dispositive power with respect to 714,286 shares of common stock issuable upon conversion of 25,000 shares of Series E Preferred beneficially held by Mr. Falk and (ii) 1,346,935 shares of common stock issuable upon exercise of certain warrants held by Mr. Falk. Mr. Priddy is a director of Commonwealth Associates Management Company, Inc. and the manager and principal member of RMC Capital, LLC. RMC Capital, LLC and Mr. Priddy may be deemed to have shared voting and dispositive power with respect to 5,714,286 shares of common stock issuable upon conversion of 200,000 shares of Series D Preferred beneficially held by RMC Capital, LLC. Mr. Priddy may be deemed the beneficial owner of 19,901,786 shares of common stock which includes
     (i) the 5,714,286 shares of common stock beneficially held by RMC Capital LLC and (ii) 14,187,500 shares of common stock issuable upon the conversion of Series E Preferred beneficially held by Mr. Priddy. The addresses of Commonwealth Associates Management Company, Inc., ComVest Venture Partners LP, ComVest Management LLC and Mr. Falk are the same as that of Commonwealth Associates, L.P. The address of Robert Priddy is the same as that of RMC Capital, LLC.

(12) The shares of common stock listed as beneficially owned by Mr. Cespedes consist of (i) options to purchase 2,600,000 shares of common stock, all of which are currently exercisable; (ii) 390,000 shares of common stock issuable upon the exercise of options, all of which are currently exercisable; (iii) 3,142,857 shares of common stock beneficially owned by Prime Ventures representing the total number of shares of common stock issuable upon the conversion of 100,000 shares of Series D Preferred owned of record by Prime Ventures; and (iv) 125,000 shares of common stock issuable upon conversion of 1,000 shares of Series E Preferred held by EKC Ventures, LLC, of which Mr. Cespedes is the Chairman. Mr. Cespedes is a Managing Director and a member of Prime Ventures and may therefore be deemed to share voting and investment power with respect to securities owned of record by Prime Ventures. The forgoing shall not be deemed an admission that Mr. Cespedes beneficially owns any securities beneficially owned by Prime Ventures.

(13) The shares of common stock listed as beneficially owned by Mr. Plutsky consist of (i) options to purchase 1,417,000 shares of common stock, 50% of which are currently exercisable and 25% of which will become exercisable on each of August 21, 2002 and 2003 and (ii) 212,550 shares of common stock issuable upon the exercise of options, all of which are currently exercisable.

(14) The shares of common stock listed as beneficially owned by Mr. Taylor consist of options to purchase 675,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of October 22, 2001.

(15) The shares of common stock listed as beneficially owned by Mr. Carlson consist of options to purchase 416,667 shares of common stock issuable upon the exercise of options exercisable within 60 days of October 22, 2001.

(16) The shares of common stock listed as beneficially owned by Adventist Health System Sunbelt Healthcare Corporation consist of (i) 3,023,269 shares of common stock and (ii) warrants to purchase 200,000 shares of common stock issued to Adventist.

(17) Director.

(18) America Online, Inc. is a direct wholly owned subsidiary of AOL Time Warner Inc., and AOL Time Warner Inc. is the ultimate beneficial owner of the shares. The number of shares beneficially owned is based solely on an Amendment to Schedule 13G, filed with the SEC on January 22, 2001.

(19) The number of shares beneficially owned is based on a Schedule 13G, filed with the SEC on September 1, 2000 and drkoop's issuance of the Series E Preferred to J.F. Shea Co., Inc. in the Series E private placement. The shares of common stock listed as beneficially owned consist of shares issuable upon conversion of 300,000 shares of Series D Preferred and 100,000 shares of Series E Preferred.

(20) The number of shares beneficially owned is based solely on drkoop's issuance of Series D Preferred to Flynn Corporation and Gallagher Corporation in the Series D Preferred private placement.

(21) The number of shares listed as beneficially owned by Infoseek Corporation consists of warrants to purchase 2,483,562 shares of common stock issued to Infoseek Corporation, of which 1,663,562 have an exercise price of $8.60 per share and 820,000 have an exercise price of $1.25 per share.

      CERTAIN INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

     The following information relates to the members of our Board of Directors, other than Messrs. Geller, Wynne and Molloy, and our executive officers. Further information with regard to Messrs. Geller, Wynne and Molloy is presented under Proposal No. 1: Election of Nominees to Board of Directors.

DIRECTORS/OFFICERS:                         AGE                   POSITION:
-------------------                         ---                   ---------
Dr. C. Everett Koop, MD...................  85    Co-Chairman of the Board
Richard M. Rosenblatt.....................  32    Chief Executive Officer
                                                  Co-Chairman of the Board
Edward A. Cespedes........................  35    Vice-Chairman of the Board and Secretary
George A. Vandeman........................  61    Director
Albert Henry..............................  63    Director
Harold Blue...............................  40    Director
Stephen Plutsky...........................  32    Chief Financial Officer
Greg Taylor...............................  55    Chief Operating Officer
William H. Carlson........................  52    Executive Vice President, Business
                                                  Development and Corporate Strategy

     The principal occupations and positions for the past five years, and in some cases prior years, of the directors and executive officers named above, other than Messrs. Geller, Wynne and Molloy, are as follows:

     C. Everett Koop, M.D. Dr. Koop currently serves as our Co-Chairman of the Board with Richard Rosenblatt. Dr. Koop has served as our Chairman of the Board since he co-founded drkoop in July 1997. Since 1992, Dr. Koop has served as the McInerney Professor of Surgery at the Dartmouth Medical School and as Senior Scholar at the C. Everett Koop Institute at Dartmouth. Dr. Koop is also a frequent lecturer on healthcare topics. An internationally respected pediatric surgeon, Dr. Koop was Surgeon-in-Chief of the Children's Hospital of Philadelphia from 1948 to 1981 and Editor-in-Chief of the Journal of Pediatric Surgery from 1964 to 1976. From 1994 to 1996, Dr. Koop was a director and ex-officio Chairman of the Board of Patient Education Media, Inc., a producer of medical videotapes which filed for bankruptcy protection in 1996. Dr. Koop was Surgeon General of the United States from 1981 to 1989. He was also appointed Director of the Office of International Health in May 1982. Dr. Koop is also the recipient of numerous honors and awards, including 35 honorary doctorates. Dr. Koop is our liaison to the medical community. He is also our primary spokesperson, making many appearances on its behalf.

     Richard M. Rosenblatt. Mr. Rosenblatt currently serves as our Co-Chairman of the Board and Chief Executive Officer. Mr. Rosenblatt became a member of the Board of Directors in August 2000. He also serves as Chairman, Chief Executive Officer and Managing Director of Prime Ventures, LLC and is a member of its Management Committee. Prime Ventures is a venture capital fund investing primarily in early stage Internet companies. Mr. Rosenblatt co-founded iMALL, Inc, in October 1994 and served as Executive Vice President of iMALL until June 1997 when he became Chief Executive Officer and Chairman of iMALL's board of directors. As Chairman and CEO, Mr. Rosenblatt repositioned and reengineered the company to become a leader in providing integrated electronic commerce services to small business. In July 1999, iMALL announced a definitive agreement to merge with Excite@Home (NASDAQ: ATHM) in a transaction valuing iMALL at $565 million. Until March 2000, Mr. Rosenblatt served as Excite@Home's Senior Vice President of E-Business Services. Mr. Rosenblatt's experience spans across many disciplines, including business, advertising and law. He earned a Bachelor of Arts degree, Phi Beta Kappa, from The University of California, Los Angeles and a Juris Doctorate, with honors, from The University of Southern California.

     Edward. A. Cespedes. Mr. Cespedes currently serves as our Vice Chairman of the Board and Secretary. In conjunction with the completion of the company's restructuring and the acquisition of IVonyx, Mr. Cespedes was appointed as Vice Chairman and his position as President and employment with the company were terminated. Since May 2000, Mr. Cespedes has served as Vice Chairman and Managing Director of Prime Ventures, LLC and as a member of the Prime Ventures Management Committee. His responsibilities at Prime Ventures include sourcing, structuring and executing investments on behalf of the firm and for partner companies. From 1996 to 2000, Mr. Cespedes was a Managing Director of Dancing Bear Investments where his responsibilities included venture capital investments, mergers, acquisitions, and finance for the firm and for portfolio companies. In 1996, prior to joining Dancing Bear Investments, Mr. Cespedes was the director of corporate finance for Alamo Rent A Car until its sale to AutoNation USA for $625 million. From 1988 to 1996, Mr. Cespedes worked in the Investment Banking Division of JP Morgan & Company, where he most recently focused on mergers and acquisitions. Mr. Cespedes currently serves as a member of the board of directors of theglobe.com and is a director of several Prime Ventures portfolio companies. Mr. Cespedes is the founder of the Columbia University Hamilton Associates. Mr. Cespedes received a Bachelor's Degree in International Relations from Columbia University.

     George A. Vandeman. Mr. Vandeman has been the principal of Vandeman & Co., LLC, a private investment firm, since August 2000. From June 1995 through February 2000, Mr. Vandeman served as Senior Vice President and General Counsel of Amgen Inc., a global biotechnology company. In addition, from June 1998 through July 2000, Mr. Vandeman served as Senior Vice President, Corporate Development of Amgen. Prior to June 1995, Mr. Vandeman was a partner at Latham & Watkins, where he served as chairman of the firm's national Mergers and Acquisition Group.

     Albert Henry. In August 2001, Albert Henry was appointed to our Board of Directors. Prior to our acquisition of the operating assets of IVonyx Group Services, Inc., Mr. Henry served as the Chairman of the board of directors of IVonyx. He is also currently Chairman and Chief Executive Officer of Henry & Co. and of Henry Venture Fund II Limited. He was recently Vice Chairman of IVAC Medical Systems, Inc. On December 31, 1994, Henry Venture II participated in the acquisition of IVAC from Eli Lilly Corporation for $200 million, and as Vice Chairman of IVAC, Mr. Henry prepared and implemented the 1995 and 1996 IVAC business plans. IVAC was sold for $400 million in November 1996. Mr. Henry was formerly Director, Chief Financial Officer, Chairman and member of the Executive Committee of IMED Corporation, responsible for the operating performance of IMED from 1978 to 1982.

     Harold Blue. In October 2001, Harold Blue was appointed to our Board of Directors. Mr. Blue currently serves as Chief Operating Officer, director and partner of Commonwealth Associates, L.P., a venture oriented technology merchant bank. Prior to joining Commonwealth Associates, Mr. Blue served as Chairman and Chief Executive Officer of ProxyMed, Inc. (Nasdaq: PILL), a healthcare information systems company. In addition to being a director of our company, Mr. Blue serves on the Board of Directors of ProxyMed, Inc., Healthwatch Inc., MonsterDaata Inc., Notify Corporation, Intraware, Inc., Omnicom Corporation, EB2B Commerce, Inc., Upstate Systems Tec, Inc. and Commonwealth Associates.

     Stephen Plutsky. Mr. Plutsky was appointed Chief Financial Officer in August 2000. Since May 2000, Mr. Plutsky has served as the Chief Financial Officer for Prime Ventures. His responsibilities at Prime Ventures include sourcing and analyzing all financial aspects of its partner companies, managing the internal financial and reporting structure for Prime Ventures, as well as providing financial consulting services in the area of organizational development, reporting and financial planning for partner companies. Prior to joining Prime Ventures, Mr. Plutsky was the Controller for Excite@Home E-Business Services ("EBS"). As Controller for EBS, Mr. Plutsky was responsible for all financial aspects of the division including managing the division budget, overseeing and signing off on all financial reporting and approving all cash disbursements. Mr. Plutsky joined Excite@Home upon its acquisition of iMALL, Inc. where he was responsible for all financial controls, systems, and budgets. Prior to joining iMALL, Inc., Mr. Plutsky was a senior accountant with Singer, Lewak, Greenbaum & Goldstein in Los Angeles from 1993 to 1996. Mr. Plutsky is a Certified Public Accountant and graduated from the University of California, Santa Barbara with a B.A. in Business Economics with an emphasis in accounting.

     Greg Taylor. Mr. Taylor currently servers as our Chief Operating Officer. Prior to joining drkoop, Mr. Taylor was the Vice President of Turnkey Solutions, a division of Siemens/Shared Medical Systems ("SMS"), from 1995 to 2000. Before joining SMS, Mr. Taylor was the General Manager of GTE Health Systems ("GTEHS"), which was purchased by SMS in 1994. Mr. Taylor is a graduate of Washington State

University with a Bachelors of Arts degree in English. After graduation, Mr. Taylor spent 20 years as a fighter pilot for the United States Marine Corps, reaching the rank of Lieutenant Colonel.

     William H. Carlson. Mr. Carlson joined us as Executive Vice President, Business Development and Corporate Strategy in October 2000. Prior to joining our company, Mr. Carlson held a variety of senior management positions at SMS from 1994 to 2000. He was most recently the General Manager for e-Solutions, responsible for building a corporate infrastructure, developing business strategy, strategic partnerships and initiatives for SMS e-Health products. Prior to joining SMS, Mr. Carlson spent two years as a Vice President with GTE Health Systems overseeing strategic marketing, product management, development, systems integration and applied technology research. Mr. Carlson is a graduate of Michigan State University with a Bachelors of Science degree in Medical Technology and a Masters of Science degree in Microbiology and Infectious Diseases.

              COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

     The following table provides for the periods shown summary information concerning compensation paid or accrued by drkoop to or on behalf of its Chief Executive Officer and each of its four highest paid executive officers for the three fiscal years ended December 31, 2000 (collectively referred to as the "named executive officers"). drkoop was formed in 1997 and therefore did not compensate any of the named executive officers for a full fiscal year in 1997.

                                                                                          LONG TERM
                                                                  ANNUAL COMPENSATION    COMPENSATION
                                                                          ($)            ------------
                                                                 ---------------------    ALL OTHER
                                                                 SECURITIES UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR   SALARY     BONUS       OPTIONS/SAR#(2)          (1)
---------------------------           ----   -------   -------   ---------------------   ------------
Richard M. Rosenblatt(3)............  2000    36,419(4)      --        7,837,000              --
  Chief Executive Officer             1999       N/A       N/A               N/A             N/A
                                      1998       N/A       N/A               N/A             N/A
Edward A. Cespedes(5)...............  2000    56,033        --         2,600,000              --
  President                           1999       N/A       N/A               N/A             N/A
                                      1998       N/A       N/A               N/A             N/A
Greg Taylor(6)......................  2000        --        --         1,700,000              --
  Chief Operating Officer             1999       N/A       N/A               N/A             N/A
                                      1998       N/A       N/A               N/A             N/A
William H. Carlson(7)...............  2000    38,122        --         1,000,000              --
  Executive Vice President,           1999       N/A       N/A               N/A             N/A
  Business Development                1998       N/A       N/A               N/A             N/A
Stephen Plutsky(8)..................  2000    46,496        --         1,417,000              --
  Chief Financial Officer             1999       N/A       N/A               N/A             N/A
                                      1998       N/A       N/A               N/A             N/A
Donald W. Hackett(9)................  2000   277,725        --                --              --
  President and Chief                 1999   244,350        --             4,365              --
  Executive Officer                   1998   146,250        --         2,061,975              --
Louis A. Scalpati(10)...............  2000   268,858        --            64,000              --
  Senior Vice President,              1999   194,492   182,110             4,365              --
  Chief Architect and Secretary       1998   129,750       N/A           367,500             N/A
Dennis J. Upah(11)..................  2000   213,600        --                --              --
  Chief Operating Officer             1999   132,110   182,110           487,500              --
                                      1998       N/A       N/A               N/A              --

---------------

 (1) Excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each named executive officer.

 (2) The securities underlying the options are shares of common stock.

 (3) Mr. Rosenblatt was appointed to serve as drkoop's Chief Executive Officer on August 22, 2000.

 (4) Mr. Rosenblatt was paid an annualized base salary of $100,000 for the first six months of employment and an annualized base salary of $175,000 thereafter.

 (5) Mr. Cespedes was appointed as drkoop's President on August 22, 2000. His annualized base salary is $150,000.

 (6) Mr. Taylor was appointed as drkoop's Chief Operating Officer on November 14, 2000. His annualized base salary is $200,000.

 (7) Mr. Carlson was appointed as drkoop's Executive Vice President, Business Development on October 24, 2000. His annualized base salary is $200,000.

 (8) Mr. Plutsky was appointed as drkoop's Chief Financial Officer on August 22, 2000. His annualized base salary is $150,000.

 (9) Mr. Donald Hackett's employment was terminated on August 22, 2000. Includes $31,320 of severance payments made to Mr. Hackett pursuant to the terms of his Employment Agreement with drkoop following the termination of his employment. The company recently entered into a Separation Agreement with Mr. Hackett. Please see "Certain Relationships and Related Party Transactions -- Transactions Involving Donald W. Hackett."

(10) Mr. Scalpati's employment was terminated effective November 14, 2000. Includes $25,247 of severance payments made to Mr. Scalpati pursuant to his employment agreement following the termination of his employment.

(11) Mr. Upah resigned effective July 5, 2000. Includes $70,000 of severance payments made to Mr. Upah pursuant to his employment agreement following the termination of his employment.

OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2000

     The following table sets forth specified information regarding options granted to each of the named executive officers during the year ended December 31, 2000. drkoop has not granted any stock appreciation rights. The options were granted under the 1999 Equity Participation Plan and 2000 Non-Qualified Stock Option Plan. In general, options granted under the Amended and Restated 1997 Stock Option Plan, the 1999 Equity Participation Plan, 2000 Non-Qualified Stock Option Plan, and 2000 Equity Participation Plan vest over three to four years and expire on the seventh or tenth anniversary of the date of grant, although different vesting schedules apply to the named executives officers as described below.

     The percentage of total options granted to employees in the last fiscal year is based on an aggregate of 29,556,815 options granted in the last fiscal year to employees, non-employee directors, and consultants, including options granted to the named executive officers. Potential realizable value amounts represent certain assumed rates of appreciation in stock price for a given exercise price only and assume the conversion or exercise of all options to purchase common stock. Actual gains, if any, on stock option exercises and holdings of common stock are dependent on the future performance of such stock. There is no assurance that the amounts reflected will be realized. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent drkoop's estimate or projection of future stock prices. Unless the market price of the applicable shares of drkoop common stock appreciates over the option term, no value will be realized from the stock option grants made to the named executive officers.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                          INDIVIDUAL GRANTS
                       -----------------------
                       NUMBER OF    % OF TOTAL                              POTENTIAL REALIZABLE VALUE AT
                       SECURITIES    OPTIONS                                ASSUMED ANNUAL RATES OF STOCK
                       UNDERLYING   GRANTED TO   EXERCISE                 PRICE APPRECIATION FOR OPTION TERM
                        OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   ----------------------------------
NAME                    GRANTED      IN 2000       SHARE        DATE         0%          5%          10%
----                   ----------   ----------   ---------   ----------   ---------   ---------   ----------
Richard M.
  Rosenblatt.........  7,837,000(1)     27%       $  0.35      8/22/07    5,706,119   9,145,779   13,721,896
Edward A. Cespedes...  2,600,000(2)      9%       $  0.35      8/22/07    1,893,060   3,034,200    4,552,600
Greg Taylor..........  1,700,000(3)      6%       $0.6563     12/01/10       N/A        528,593    1,502,630
William H. Carlson...  1,000,000(4)      3%       $0.9062     10/24/10       N/A        572,300    1,450,300
Stephen Plutsky......  1,417,000(5)      5%       $  0.35      8/22/07    1,031,718   1,653,639    2,481,167
Donald W. Hackett....         --(6)     --             --           --       N/A            N/A          N/A
Louis Scalpati.......     64,000(7)      3%       $  2.26       6/5/10       N/A         85,760      218,240
Dennis Upah..........     50,000(8)     --        $  1.62      6/22/10       N/A         51,100      129,491

---------------

(1) Of these options, twenty-five percent (25%) are currently exercisable and twenty-five percent (25%) will become exercisable on each of August 21, 2001, 2002 and 2003, subject to continued employment and subject to acceleration under certain circumstances.

(2) Of these options, twenty-five percent (25%) are currently exercisable and twenty-five percent (25%) will become exercisable on each of August 21, 2001, 2002 and 2003, subject to continued employment and subject to acceleration under certain circumstances.

(3) Of these options, 50,000 are currently exercisable and 550,000 will become exercisable on each of December 1, 2001, 2002, and 2003, subject to continued employment and subject to acceleration under certain circumstances.

(4) Of these options, 50,000 are currently exercisable and 316,666 will become exercisable on each of October 24, 2001, 2002, and 2003, subject to continued employment and subject to acceleration under certain circumstances.

(5) Of these options, twenty-five percent (25%) are currently exercisable and twenty-five percent (25%) will become exercisable on each of August 21, 2001, 2002 and 2003, subject to continued employment and subject to acceleration under certain circumstances.

(6) Mr. Donald Hackett's employment was terminated on August 22, 2000.

(7) Mr. Scalpati's employment with drkoop was terminated effective November 14, 2000. All of these options have expired or have been cancelled as of December 31, 2000.

(8) Mr. Upah's employment with drkoop was terminated effective July 5, 2000. All of these options have expired or have been cancelled as of December 31, 2000.

OPTION GRANTS IN 2000; AGGREGATE OPTION EXERCISES IN 2000; 2000 YEAR-END OPTION VALUES

     The following table sets forth, on an aggregated basis, information regarding securities underlying unexercised options during the year ended December 31, 2000 by the named executive officers. The value of in-the-money options is based on the fair market value at close of market on Friday, December 29, 2000, of $0.2188 per share and is net of the exercise price:

                AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

                                                                  OPTION VALUES AT DECEMBER 29, 2000
                                                     ------------------------------------------------------------
                              SHARES                    NUMBER OF SECURITIES
                             ACQUIRED      VALUE       UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                            ON EXERCISE   REALIZED        OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS AT
NAME                            (#)         ($)            YEAR-END(1)(#)                FISCAL YEAR-END($)
----                        -----------   --------   ---------------------------   ------------------------------
                                                     EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                                                     -----------   -------------   --------------   -------------
Richard M. Rosenblatt.....        --           --     1,959,250      5,877,750              --              --
Edward A. Cespedes........        --           --       650,000      1,950,000              --              --
Greg Taylor...............        --           --        50,000      1,650,000              --              --
William H. Carlson........        --           --        50,000        950,000              --              --
Stephen Plutsky...........        --           --       354,250      1,062,750              --              --
Donald W. Hackett(2)......        --           --       612,188(3)          --         115,989              --
                                                      1,030,987(4)          --          89,490              --
                                                          2,273(5)                         475              --
Louis Scalpati(3).........        --           --            --             --              --              --
Dennis Upah(4)............    40,000       $6,875            --             --              --              --

---------------

(1) The securities underlying the options are shares of common stock.

(2) Mr. Donald Hackett's employment was terminated on August 22, 2000.

(3) These options have an exercise price of $0.029333 per share.

(4) These options have an exercise price of $0.132 per share.

(5) These options have an exercise price of $0.01 per share.

(6) Mr. Scalpati's employment was terminated effective November 14, 2000.

(7) Mr. Upah's employment was terminated effective July 5, 2000.

                 CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS

AGREEMENTS WITH DR. C. EVERETT KOOP

     Amended and Restated Name and Likeness Agreement. Effective May 1, 2001, we entered into a Third Amended and Restated Name and Likeness Agreement with Dr. C. Everett Koop, which supersedes our previous agreement with him as well as our prior consulting agreement with Dr. Koop, and which permits us to use his image, name and likeness in connection with our medical and health information network as well as medical, healthcare and/or wellness-related services, products and/or commerce. Under the agreement, our use of Dr. Koop's name, image or likeness is subject to his prior written approval of the resulting products, although he may not unreasonably withhold his approval. The agreement is exclusive and for a term of seven years, subject to automatic renewal for additional five-year terms unless it is terminated by either party not more than 270 and not less than 180 days before the end of each term. The agreement further provides that Dr. Koop may only terminate in the event we are in material breach of the contract and do not cure that material breach within a designated timeframe or under certain other circumstances. If the Dr. Koop agreement is terminated other than due to a breach or default by us, we will have the right to use the name, image or likeness of Dr. Koop on a non-exclusive basis, potentially with other users of his name and likeness. Additionally, we will have the right to use the name, image or likeness of Dr. Koop on an exclusive basis, with respect to any products or services involving or related to our medical and health information network, as well as medical, healthcare and/or wellness-related services, products, or commerce for a period of five years after the termination of the agreement. The rights granted to us under this agreement are intended to survive the incapacity or death of Dr. Koop. Upon the occurrence of any such event, all actions with respect to Dr. Koop under the agreement, including Dr. Koop's approval rights, will be exercisable on behalf of Dr. Koop by a representative designated by Dr. Koop, currently his son.

     In connection with the agreement (prior to its amendment and restatement), Dr. C. Everett Koop was granted options to acquire 214,400 shares of our common stock at an exercise price of $17.88 per share in August 1999 (the public trading price at the time of grant). Such options vest at the rate of approximately 8,900 shares per month. In 2000, Dr. Koop was also granted options to purchase 1,000 shares of our common stock at an exercise price of $1.50 per share. These options vested on May 1, 2001. Under the agreement, as amended and restated, we agreed to pay Dr. Koop (i) the lesser of (A) five percent of our net cash revenues derived or (B) $0.20 per product sold by us which bears the Koop Name (or by a third party from which we derive revenues which respect to such sale), and (ii) a $20,000 monthly consulting fee. In October 2001, the terms of Dr. Koop's were amended to decrease his monthly consulting fee to $15,000. The reduction in his monthly consulting fee will be treated as a deferment and will accrue to Dr. Koop until such time that we achieve a cash flow surplus on a proforma operating basis.

     Consulting Agreement. We were previously a party to a letter agreement with Dr. Koop dated October 1, 1997, which was amended on August 30, 1999. Under the amended agreement, which has expired, we paid him $100,000 for the first year ended September 30, 1998, $135,000 for the second year ended September 30, 1999, and $230,000 for the third year ended September 30, 2000. Additionally, we continued to pay him at the third year rate of $20,000 per month for our continuing use of his services. These amounts represent the cash compensation payable to Dr. Koop for services provided to us as a consultant and director. As described above, Dr. Koop is now paid a consulting fee under the terms of the Third Amended and Restated Name and Likeness Agreement. Dr. Koop has also provided lecture services from time to time for which he has been separately compensated, and he has also been granted stock options to purchase an aggregate of 713,437 shares of common stock with a weighted average exercise price of $0.11 per share. The options vested immediately on the date of grant.

     Options. In December 2000, we granted to Dr. Koop options to purchase 1,000,000 shares of our common stock for an exercise price of $0.47 per share. 25% of these options vested immediately and an additional 25% vest on each of the first three anniversaries of the grant date. These are in addition to the options to purchase 713,437 shares of common stock which we previously granted to Dr. Koop, all of which have vested.

TRANSACTIONS WITH PRIME VENTURES, LLC

     In March 2001, we entered into a sublease agreement with Prime Ventures, LLC. The agreement covers approximately 5,000 square feet of office space for our principal executive offices. The sublease agreement is effective as of October 1, 2000 and provides for rent of $18,338 per month. Pursuant to this sublease agreement, Prime Ventures will continue to use a portion of the lease space for rent of $4,000 per month. We also paid Prime Ventures $222,000 in the first quarter of 2001 as a reimbursement of lease and other operating expenses paid by Prime Ventures on our behalf.

LOAN TO MS. GEORGEN-SAAD

     On March 31, 2000, we loaned $95,440 to Susan M. Georgen-Saad, our former Chief Financial Officer. Ms. Georgen-Saad repaid the loan in full on April 28, 2000 and resigned effective July 2000. She served as acting Chief Financial Officer until August 22, 2000.

TRANSACTIONS INVOLVING DONALD W. HACKETT

     On April 3, 2000, we entered into a loan agreement with Mr. Hackett, our Chief Executive Officer and President at that time, pursuant to which we loaned Mr. Hackett $966,000 under a secured promissory note. The note bore no interest and was due on April 10, 2000. Mr. Hackett repaid the loan in full on April 10, 2000. In addition, Mr. Hackett was obligated to reimburse us for $600,000 in connection with the settlement of a third-party litigation in February 2000 based on a cost splitting arrangement between us and him. We subsequently agreed to release Mr. Hackett from this obligation.

     In connection with our Series D Preferred private placement in August 2000, we terminated the employment of Mr. Hackett. We continued making severance payments to Mr. Hackett based on his base salary of $238,850 through February 28, 2001. In connection with Mr. Hackett's resignation as director, Mr. Hackett entered into a Separation Agreement with us in February 2001. Under the terms of the Separation Agreement, we paid Mr. Hackett a separation payment in the amount of $128,648. Mr. Hackett released us from any and all claims he may have against us, other than claims under his indemnification agreement with us. We are not obligated to make any further severance payments to Mr. Hackett.

AGREEMENTS WITH COMMONWEALTH ASSOCIATES, L.P.

     In connection with our Series E Preferred offering in August 2001, we engaged Commonwealth Associates, L.P. as our placement agent. We have (i) paid to the Placement Agent a fee in the amount of $300,000, (ii) reimbursed the Placement Agent for its out-of-pocket expenses in connection with the offering, and (iii) issued to the Placement Agent seven-year warrants (the "Agency Warrants") to purchase 36,000 shares of Series E Preferred, at an exercise price of $10.00 per share.

     On June 8, 2001, we entered into an agreement with Commonwealth, whereby we engaged Commonwealth as our exclusive financial advisor with respect to our efforts to obtain a senior secured loan and/or subordinated loan. In consideration of such services, we paid Commonwealth a fee of $100,000 upon our entering into a working credit facility in connection with our acquisition of the operating assets of IVonyx Group Services, Inc.

     In February 2001, we entered into an agreement with Commonwealth, whereby we engaged Commonwealth as our exclusive financial advisor to provide financial advisory services and other investment banking services to our company in connection with merger and acquisition transactions. Subject to certain conditions, we have agreed to pay to Commonwealth two percent of the total consideration paid or received by us in any such transaction identified by Commonwealth but in no event less than $600,000; provided, however, that in the event the total consideration is less than $10 million and does not involve the issuance of 25% or more of our common stock then the minimum amount payable to Commonwealth will be $200,000. Under this agreement, we paid Commonwealth a fee of $200,000 upon the consummation of the IVonyx acquisition.

     Commonwealth also acted as the placement agent in our private placement of Series D Preferred in August 2000. In connection with such private placement, we agreed to (i) pay Commonwealth a cash fee equal to seven percent of the gross proceeds resulting from the sale of the Series D Preferred ($1,925,000 in total); (ii) issue to Commonwealth warrants to purchase 6,142,857 shares of common stock at an exercise price of $0.35 per share, subject to adjustment; (iii) reimburse Commonwealth for expenses incurred by it in connection with the private placement in an amount equal to $350,000; and (iv) pay Commonwealth an advisory fee of $600,000. Under the above arrangements, we paid an aggregate of $2,875,000 from the proceeds of the private placement to Commonwealth and its affiliates, excluding the amounts described below that we used to repay the outstanding balance under loans previously extended to us by Commonwealth and an affiliate.

     In connection with the offering of the Series D Preferred, we agreed that as long as 400,000 shares of Series D Preferred remain outstanding (i) Commonwealth will have the right to appoint two directors to our Board of Directors, (ii) the subscribers for the Series D Preferred will have the right to appoint two directors to our Board of Directors, and (iii) our Board of Directors will not be increased above seven directors without Commonwealth's consent. Commonwealth has consented to the increase in the size of our Board of Directors.

     Prior to the consummation of the Series D Preferred private placement, Commonwealth and an affiliate provided us with a $1.5 million bridge loan and a $3.0 million standby line of credit, from which we had drawn $400,000. In connection with these loans, we issued warrants to Commonwealth and its affiliate. The terms of these warrants were restructured in connection with the Series D Preferred private placement and they are now exercisable to purchase 14,785,714 shares of common stock at an exercise price of $0.35 per share. We used proceeds from the Series D Preferred private placement to repay in full all amounts owed under the bridge loan and our $400,000 balance outstanding under our $3.0 million line of credit, plus interest to the date of repayment.

TRANSACTIONS WITH DIRECTORS

     Prior to becoming a director, affiliates of Richard M. Rosenblatt acquired shares of Series D Preferred and warrants in connection with the private placement of our Series D Preferred. In addition, in August 2001, affiliates of Mr. Rosenblatt acquired shares of Series E Preferred in connection with the private placement of our Series E Preferred. The shares of common stock beneficially owned by Mr. Rosenblatt consist of (i) options to purchase 7,837,000 shares of common stock, 25% of which are currently exercisable and 25% of which will become exercisable on each of August 21, 2001, 2002 and 2003; (ii) 2,857,143 shares issuable upon conversion of 100,000 shares of Series D Preferred issued to Prime Ventures; (iii) warrants to purchase 285,714 shares of common stock issued to Prime Ventures, (iv) 3,125,000 shares of common stock issuable upon conversion of 25,000 shares of Series E Preferred issued to Prime Ventures; (v) 1,428,571 shares of common stock issuable upon conversion of 50,000 shares of Series D Preferred issued to Highview Ventures; (vi) a warrant to purchase 142,857 shares of common stock issued to Highview Ventures; (vii) 1,562,500 shares of common stock issuable upon conversion of 12,500 shares of Series E Preferred issued to Highview Ventures; and (viii) options to purchase 2,000,000 shares of common stock, 25% of which are currently exercisable and 25% of which will become exercisable on each of August 6, 2002, 2003 and 2004. Mr. Rosenblatt is the sole Managing Member of Highview Ventures and is a Managing Director of Prime Ventures. Highview Ventures owns a majority of the equity interests of Prime Ventures. Mr. Rosenblatt may be deemed to share voting and dispositive power with respect to such shares with such entities. Mr. Cespedes is a Managing Director of Prime Ventures and, as such, he may be deemed to share voting and dispositive power with respect to such shares with such entity.

     Prior to becoming a director, Marshall S. Geller acquired shares of Series D Preferred and warrants in connection with the Series D Preferred financing. In addition, in August 2001, Mr. Geller acquired shares of Series E Preferred in connection with the Series E Preferred financing. The shares of common stock beneficially owned by Mr. Geller consist of (i) 1,428,571 shares of common stock issuable upon conversion of 50,000 shares of Series D Preferred; (ii) a warrant to purchase 1,142,857 shares of common stock; (iii) a warrant to purchase 232,889 shares of common stock; (iv) 2,500,000 shares of common stock issuable upon conversion of 20,000 shares of Series E Preferred; and (v) 300,000 shares of common stock issuable upon exercise of stock options granted under the 2000 Equity Participation Plan (of which 150,000 shares are exercisable within 60 days of October 22, 2001). Certain of these warrants were issued to Mr. Geller in connection with his assistance in facilitating the private placement of our Series D Preferred.

     Prior to becoming a director, an affiliate of George A. Vandeman acquired shares of Series D Preferred and warrants in connection with the private placement of our Series D Preferred. The shares of common stock beneficially owned by Mr. Vandeman consist of (i) 714,285 shares of common stock issuable upon conversion of 25,000 shares of Series D Preferred issued to Vandeman Holdings LLC; (ii) a warrant to purchase 71,429 shares of common stock issued to Vandeman Holdings LLC; (iii) a warrant to purchase 116,449 shares of common stock issued to Vandeman Holdings LLC; and (iv) 300,000 shares of common stock issuable upon exercise of stock options granted under the 2000 Equity Participation Plan (of which 150,000 shares are exercisable within 60 days of October 22, 2001). These shares were purchased by Vandeman Holdings LLC of which Mr. Vandeman is the sole Managing Member. Mr. Vandeman has voting and dispositive power with respect to the shares owned of record by Vandeman Holdings LLC.

     Prior to becoming a director, affiliates of Joseph P. Wynne acquired shares of common stock, Series D Preferred and warrants. Mr. Wynne may be deemed to have shared voting and dispositive power with respect to 394,794 shares of common stock, which represents (i) 300,000 shares of common stock issuable upon exercise of stock options granted under the 2000 Equity Participation Plan (of which 150,000 shares are exercisable within 60 days of October 22, 2001) and the right to acquire (ii) 14,286 shares of common stock issuable upon the conversion of 500 shares of Series D Preferred and (iii) 80,508 shares of common stock issuable upon exercise of certain warrants for his services to us in connection with the Series D Preferred private placement. Mr. Wynne is the Chief Financial Officer and a Financial Principal of Commonwealth and is one of Commonwealth's designees to our Board of Directors.

     Prior to becoming a director, G. Peter Molloy served as the Chief Executive Officer and President of IVonyx Group Services, Inc, and Albert Henry served as the Chairman of the Board of IVonyx. In connection with our acquisition of the operating assets of IVonyx in August 2001, we paid IVonyx $2.0 million in cash and 5.0 million shares of our common stock. IVonyx subsequently distributed such shares of our common stock to its stockholders. In connection such distribution, Mr. Henry and his affiliates received shares of our common stock, consisting of
(i) 15,704 shares of common stock held by Mr. Henry; (ii) 1,250,010 shares of common stock beneficially held by Henry Venture II Limited, of which Mr. Henry is Chairman; and (iii) 59,167 shares of common stock held by Henry & Co., of which Mr. Henry is Chairman. In addition, based on the net income of our home therapy infusion business that we acquired from IVonyx, we may be required to make certain cash and/or stock earnout payments to IVonyx, and such amounts, if any, may be later distributed to the stockholders or creditors of IVonyx, which include Mr. Henry and his affiliates.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES AND CERTAIN NEW EXECUTIVES

     Richard M. Rosenblatt. Richard M. Rosenblatt currently serves as our Co-Chairman of the Board and Chief Executive Officer. On August 22, 2000, Mr. Rosenblatt entered into a three-year employment agreement with us. The agreement provides that he will dedicate the portion of his business time and attention as is determined by the Board of Directors to be necessary to satisfy his obligations under his employment agreement, which shall in any event not be less than a majority of his business time. Mr. Rosenblatt will be paid an annualized base salary of $100,000 for the first six months of employment and an annualized base salary of $175,000 thereafter. In October 2001, the terms of Mr. Rosenblatt's employment agreement were amended to decrease his annualized base salary to $131,250. The reduction in his salary will be treated as a deferment and will accrue to Mr. Rosenblatt until such time that we achieve a cash flow surplus on a proforma operating basis. Mr. Rosenblatt is entitled to participate in all insurance and benefit plans generally available to our executives and is eligible to receive a discretionary bonus. In connection with entering into his employment agreement with us, Mr. Rosenblatt was granted options to purchase 7,837,000 shares of common stock with an exercise price of $0.35 per share. Of these options, 50% are currently exercisable and 25% will vest on each of August 22, 2002 and 2003. Vesting is accelerated in the event of a change of control of our company and in the event of a termination without cause or for good reason under the employment agreement. Under the terms of his employment agreement, if Mr. Rosenblatt is terminated without cause or resigns with reasonable justification, he will be entitled to receive his base salary and continuation of his benefits for a period of 90 days after the date of termination. If he is terminated without cause or resigns with reasonable justification, all stock options held by him will immediately vest. If his employment is terminated for any other reason, he will be entitled only to his accrued base salary through the date of termination. In August 2001, Mr. Rosenblatt was granted additional options to purchase 2,000,000 shares of common stock, with an exercise price of $0.128. Of these options, twenty-five percent (25%) vested on the date of grant and the balance will vest in annual installments over three years. Vesting is accelerated in the event of a change of control of the company and in the event of a termination without cause or for good reason under his employment agreement.

     G. Peter Molloy. G. Peter Molloy currently serves as our President. In connection with our acquisition of IVonyx Group Services in August 2001, Mr. Molloy entered into a one-year employment agreement with us, pursuant to which he will be paid an annual base salary of $300,000. In connection with his entering into the employment agreement, Mr. Molloy has been granted options to purchase 3,000,000 shares of our common stock, with an exercise price per share equal to $0.112, the market price of our common stock on the closing date of the acquisition. Of these options, 100,000 will vest on the date of grant and the balance will vest in annual installments over three years. Vesting is accelerated in the event of a change of control of our company and in the event of a termination without cause or for good reason under the employment agreement. Under the terms of his employment agreement, if Mr. Molloy is terminated without cause, he will be entitled to receive his base salary and continuation of his benefits for a period of six (6) months after the date of termination. If he is terminated without cause, all stock options held by him will immediately vest

     Edward A. Cespedes. Edward A. Cespedes currently serves as our Vice-Chairman of the Board and Secretary. On August 22, 2000, we entered into a three-year employment agreement with Mr. Cespedes under which he served as our President and was paid an annualized base salary of $150,000. On November 1, 2001, in conjunction with the completion of the company's restructuring and our acquisition of IVonyx, Mr. Cespedes was appointed as Vice Chairman and his position as President and employment with the company were terminated. Under the terms of this employment agreement, Mr. Cespedes will continue to receive three months base salary as severance. In October 2001, the terms of Mr. Cespedes' employment agreement were amended to decrease his annualized base salary to $112,500. The reduction in his salary was treated as a deferment and was paid to Mr. Cespedes upon the termination of his employment. In connection with his entering into employment agreement with us, Mr. Cespedes was granted options to purchase 2,600,000 shares of common stock, with an exercise price of $0.35 per share, all of which are currently exercisable. In April 2001, Mr. Cespedes was granted additional options to purchase 390,000 shares of common stock, with an exercise price of $0.13 per share. The vesting on these options were accelerated upon the consummation of the IVonyx acquisition such that 100% of these options are currently exercisable.

     Greg Taylor. Greg Taylor currently serves as our Chief Operating Officer. On November 14, 2000, Mr. Taylor entered into a one-year employment agreement with us. The agreement provides that he will dedicate all of his business time and attention to his duties as our Chief Operating Officer. Mr. Taylor will be paid an annualized base salary of $200,000. In October 2001, the terms of Mr. Taylor's employment agreement were amended to decrease his annualized base salary to $180,000. The reduction in his salary will be treated as a deferment and will accrue to Mr. Taylor until such time that we achieve a cash flow surplus on a proforma operating basis. Mr. Taylor is entitled to participate in all insurance and benefit plans generally available to our executives and is eligible to receive a performance bonus. In connection with his entering into employment agreement with us, Mr. Taylor was granted options to purchase 1,700,000 shares of common stock, with an exercise price of $0.6563 per share. Of these options, 600,000 are currently exercisable and the balance will vest in two annual installments on each of November 14, 2002 and 2003. Vesting is accelerated with respect to 50% of the unvested options in the event of a change of control of our company provided that Mr. Taylor has remained an employee or consultant of our company as of the date of such change in control and is accelerated in full in the event of a termination without cause or for good reason. Under the terms of his employment agreement, if Mr. Taylor is terminated without cause, he will be entitled to receive his base salary and continuation of his benefits for a period of six months after the date of termination. If he is terminated without cause, all stock options held by Mr. Taylor will immediately vest. In April 2001, Mr. Taylor was granted additional options to purchase 225,000 shares of common stock, with an exercise price of $0.13 per share. Of these options, 33% are currently exercisable and 33% will vest on each of December 1, 2002 and 2003.

     William H. Carlson. William H. Carlson currently serves as our Executive Vice President of Business Development and Corporate Strategy. On October 24, 2000, Mr. Carlson entered into a one-year employment agreement with us. The agreement provides that he will dedicate all of his business time and attention to his duties as our Executive Vice President, Business Development. Mr. Carlson will be paid an annualized base salary of $200,000. In October 2001, the terms of Mr. Carlson's employment agreement were amended to decrease his annualized base salary to $150,000. The reduction in his salary will be treated as a deferment and will accrue to Mr. Carlson until such time that we achieve a cash flow surplus on a proforma operating basis. Mr. Carlson is entitled to participate in all insurance and benefit plans generally available to our executives and is eligible to receive a performance bonus. In connection with his entering into employment agreement with us, Mr. Carlson was granted options to purchase 1,000,000 shares of common stock, with an exercise price of $0.9062 per share. Of these options, 366,667 are currently exercisable and the balance will vest in two annual installments on each of October 24, 2002 and 2003. Vesting is accelerated with respect to 50% of the unvested options in the event of a change of control of our company provided that Mr. Carlson has remained an employee or consultant of our company as of the date of such change of control and is accelerated in full in the event of a termination without cause or for good reason. Under the terms of his employment agreement, if Mr. Carlson is terminated without cause, he will be entitled to receive his base salary and continuation of his benefits for a period of six months after the date of termination. If he is terminated without cause, all stock options held by Mr. Carlson will immediately vest. In April 2001, Mr. Carlson was granted additional options to purchase 150,000 shares of common stock, with an exercise price of $0.13 per share. Of these options, 33% are currently exercisable and 33% will vest on each of October 24, 2002 and 2003.

     Stephen Plutsky. Stephen Plutsky currently serves as our Chief Financial Officer. On August 22, 2000, Mr. Plutsky entered into a three-year employment agreement with us. The agreement provides that he will dedicate the portion of his business time and attention as is determined by the Board of Directors to be necessary to satisfy his obligations under his employment agreement, which shall in any event not be less than a majority of his business time. Mr. Plutsky will be paid an annualized base salary of $150,000. In October 2001, the terms of Mr. Plutsky's employment agreement were amended to decrease his annualized base salary to $112,500. The reduction in his salary will be treated as a deferment and will accrue to Mr. Plutsky until such time that we achieve a cash flow surplus on a proforma operating basis. Mr. Plutsky is entitled to participate in all insurance and benefit plans generally available to our executives and is eligible to receive a discretionary bonus. In connection with his entering into employment agreement with us, Mr. Plutsky was granted options to purchase 1,417,000 shares of common stock, with an exercise price of $0.35 per share. Of these options, 50% are currently exercisable and 25% will vest on each of August 22, 2002 and 2003. Vesting is accelerated in full in the event of a change of control of our company and in the event of a termination without cause or for resignation for good reason under the employment agreement. Under the terms of his employment agreement, if Mr. Plutsky is terminated without cause or resigns with reasonable justification, he will be entitled to receive his base salary and continuation of his benefits for a period of 90 days after the date of termination. If he is terminated without cause or resigns with reasonable justification, all stock options held by him will immediately vest. If his employment is terminated for any other reason, he will be entitled only to his accrued base salary through the date of termination. In April 2001, Mr. Plutsky was granted additional options to purchase 212,550 shares of common stock, with an exercise price of $0.13 per share. The vesting on these options were accelerated upon the consummation of the IVonyx acquisition such that 100% of these options are currently exercisable.

     Dennis J. Upah. Mr. Upah, our former Chief Operating Officer, resigned effective July 5, 2000. Prior to his resignation, we were a party to an employment agreement with Mr. Upah, dated January 15, 1999. As a condition to the severance of the employment relationship, we agreed to (i) accelerate the vesting of Mr. Upah's existing stock options, (ii) pay him a gross sum of $140,000, which is being paid out in twelve equal monthly installments, and
(iii) grant him additional options to purchase 50,000 shares of common stock at an exercise price of $1.63 per share. Mr. Upah has agreed not to compete with us for a period of twelve months following the cessation of his employment.

     Louis A. Scalpati. Mr. Scalpati's employment with us was terminated effective November 14, 2000. Mr. Scalpati served as our former Senior Vice President, Chief Architect and Secretary. Prior to the termination of employment, we were a party to an employment agreement with Mr. Scalpati. We expect to continue paying Mr. Scalpati his annual salary of $250,560 for up to one year following the date on which his employment was terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2000, our compensation committee consisted of Dr. Nancy Snyderman, G. Carl Everett and Jeffrey C. Ballowe, all of whom resigned from our Board prior to September 2000. After September 2000, our compensation committee consisted of George A. Vandeman, Edwin M. Cooperman and Scott J. Hyten. None of the above-referenced directors is a present or former officer or employee of drkoop.com, or engaged in any transactions described under the heading "Certain Related Transactions and Relationships," except that affiliates of Mssrs. Vandeman and Hyten purchased shares of Series D Preferred in connection with our August 2000 private placement and we were a party to a name and likeness agreement with Dr. Snyderman.

                      REPORT OF THE COMPENSATION COMMITTEE

     The compensation committee of the Board of Directors administers our Executive compensation program. The current members of the compensation committee are George A. Vandeman and Marshall S. Geller. Messrs. Vandeman and Geller became directors on September 11, 2000. Mr. Vandeman was appointed to our compensation committee on September 11, 2000 and Mr. Geller was appointed to our compensation committee on October 18, 2001. Edwin M. Cooperman and Scott Hyten served as members of the compensation committee until October 2001 when they resigned from our Board of Directors.

GENERAL COMPENSATION POLICY

     The role of the compensation committee is to set the salaries and other compensation of our executive officers and certain other key employees, and to make grants under, and to administer, our stock option and other executive officer equity and bonus plans. The goal of the compensation committee is to retain, motivate and reward management through the company's compensation policies and awards. Compensation of our executive officers is designed to be competitive, to reward exceptional performance and to align the interest of executive officers with the interests of our shareholders. The new members of our compensation committee are in the process of evaluating our compensation policies consistent with these goals and intend to hold a meeting early in 2002 devoted to compensation matters. The compensation committee anticipates that our executive officers' compensation packages will generally be comprised of the following three elements:

     - base salary designed to be competitive with base salary levels in effect at companies of comparable size to the company and with which the company competes for executive personnel;

     - annual variable performance awards, such as bonuses, payable in cash and tied to achievement of performance goals, financial or otherwise, established by the compensation committee; and

     - stock options and other stock-based compensation awards to align the interests of executive officers with those of our stockholders.

EXECUTIVE COMPENSATION FOR FISCAL YEAR 2000

     Donald Hackett served as our Chief Executive Officer and President during 2000 until his employment with the company was terminated in August 22, 2000. For the year ended December 31, 2000, Mr. Hackett received a salary of $244,350 and a monthly car allowance of $700. In June 2000, Mr. Hackett's salary was reduced to $238,850 based on an overall salary reduction that we implemented. After Mr. Hackett's employment with us ended in August 2000, we continued to make severance payments to him based on his base salary of $238,850 through February 28, 2001. The members of our compensation committee responsible for implementing our compensation policy prior to Mr. Hackett's termination of employment in August 2000 have resigned from our Board of Directors. The current members of our compensation committee believe that Mr. Hackett's salary and stock option package were determined by our prior compensation committee in a manner generally consistent with the factors described above.

     Commencing on August 22, 2000, Richard M. Rosenblatt served as our Chief Executive Officer, and his salary was determined pursuant to the terms of his employment agreement dated on such date. For the year ended December 31, 2000, Mr. Rosenblatt was paid an annualized base salary of $100,000. His annualized base salary was increased to $175,000 on the six month anniversary of his employment. In October 2001, consistent with our objective of reducing expenditures, the terms of Mr. Rosenblatt's employment agreement were amended to decrease his annualized base salary to $131,250. The reduction in his salary will be treated as a deferment and will accrue to Mr. Rosenblatt until such time that we achieve a cash flow surplus on a proforma operating basis. Mr. Rosenblatt was also granted options to purchase 7,837,000 shares of common stock upon consummation of his employment and options to purchase 2,000,000 shares of common stock in 2001. The current members of our compensation committee believe that Mr. Rosenblatt's salary and stock option package, as well as the salaries and stock option packages of our other executive officers for the year ended December 31, 2000, were determined by our compensation committee in a manner generally consistent with the factors described above.

INTERNAL REVENUE CODE SECTION 162(M) LIMITATION

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Qualified performance-based compensation is excluded from this limitation if certain requirements are met, including receipt of stockholder approval. Under certain circumstances, the compensation committee, in its discretion, may authorize payments, such as salary, bonuses or otherwise that may cause an executive officer's income to exceed the deductible limits.

                                          COMPENSATION COMMITTEE

                                          George A. Vandeman
                                          Marshall S. Geller

                             AUDIT COMMITTEE REPORT

     During 2000, our audit committee consisted of Dr. Nancy Snyderman, G. Carl Everett, Jeffrey C. Ballowe and John Zaccaro until Mssrs. Everett and Ballowe resigned in June 2000 and Dr. Snyderman and Mr. Zaccaro resigned in August 2000. After September 2000, our audit committee consisted of George A. Vandeman, Edwin
M. Cooperman and Scott J. Hyten, until Mssrs. Cooperman and Hyten resigned from our Board of Directors in October 2001. The current members of the audit committee are George A. Vandeman and Marshall S. Geller. Messrs. Vandeman and Geller became directors on September 11, 2000, Mr. Vandeman was appointed to our audit committee on September 11, 2000 and Mr. Geller was appointed to our audit committee on October 18, 2001.

     Our Board believes that Mr. Vandeman meets the qualifications of an "independent director" under Rule 4200(a)(14) of the Nasdaq Rules and that Mr. Geller may meet the qualifications of an independent director under Rule 4200(a)(14) of the Nasdaq Rules and will, in any event, be an independent director within the meaning of Nasdaq Rule 4200(a)(14) beginning January 1, 2002. To the extent that Mr. Geller is not an independent director within the meaning of Nasdaq Rule 4200(a)(14), our Board has determined that the exceptional and limited circumstances contemplated by Rule 4350(d)(2)(B) of the Nasdaq Rules are present due to our need to add additional directors to our audit committee, the extensive business, financial and accounting experience of Mr. Geller, the difficulty of appointing a similarly-qualified director to the Board and the fact that Mr. Geller will in any event be an independent director beginning January 1, 2002. We are in compliance with the audit committee charter requirements of the Nasdaq National Market, except that, as noted above, we do not currently have three independent directors on our audit committee as contemplated by the Rule 4350(d)(2)(A). Prior to the resignation of Mssrs. Hyten and Cooperman in October 2001, our audit committee consisted of three independent directors.

     The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Annex B.

     The role of the audit committee is to oversee our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

     In this context, the audit committee has reviewed and discussed our audited financial statements as of and for the year ended December 31, 2000 with management and the independent auditors.

     The members of the audit committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the audit committee necessarily relied upon the information, opinions, reports and statements presented to them by our management and by the independent auditors. As a result, the audit committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that our financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that our auditors meet the applicable standards for auditor independence.

     Based on the reports and discussions described above, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          George A. Vandeman

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholders' return on our common stock from June 8, 1999, the first day of significant trading of our common stock, through December 31, 2000 with the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Internet Index over the same period (assuming the investment of $100 in our common stock and in the two other indices, and reinvestment of all dividends). Our stock price has decreased significantly since December 31, 1999, and the closing price per share on December 29, 2000 was $0.2188. As of October 22, 2001, the closing price of per share was $0.09. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                               (COMPARISON CHART)

------------------------------------------------------------------------------------------------------------------
                                                       June 8, 1999       December 31, 2000     December 29, 2001
------------------------------------------------------------------------------------------------------------------
 drkoop.com, Inc.                                         100.00                 72.24                 1.33
 Nasdaq Stock Market (U.S.)                               100.00                164.45                99.84
 Hambrecht & Quist Internet                               100.00                218.86                84.21
------------------------------------------------------------------------------------------------------------------

     THE STOCK PERFORMANCE GRAPH ABOVE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR UNDER THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THESE ACTS.

                               OTHER INFORMATION

OTHER MATTERS AT THE ANNUAL MEETING

     We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. With respect to any other business which may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

INDEPENDENT PUBLIC ACCOUNTANTS

     Our auditors for the fiscal year ended December 31, 2000 were PricewaterhouseCoopers, LLP ("PwC"). On September 8, 2000, PwC notified us that it intended to resign as our independent accountant. However, following discussions between our new management and PwC, PwC agreed to continue to serve as our independent accountant.

     During our two most recent fiscal years and any subsequent period preceding September 8, 2000, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its report, except for the following:

          (1) In June 2000, PwC advised our prior management and audit committee that it had noted a matter involving our internal control and operation that PwC considered to be a material weakness under standards established by the American Institute of Certified Public Accountants. Specifically, PwC noted certain inadequacies in our system of review of contract for assessing appropriateness of revenue recognized, and PwC recommended that we improve our procedures to ensure proper revenue recognition for contracts entered into by us. Our prior management and audit committee discussed the items described in the letter with PwC. Our prior management disagreed with PwC's identification of the material weakness and expressed its disagreement to PwC. We believe that we have in place proper procedures. In addition, there are no disagreements between PwC and us on any accounting or auditing issues or on the content of any financial statements published by us.

          (2) In June 2000, PwC advised our prior management and audit committee that there were disagreements with our prior management with respect to (i) proper revenue recognition relating to certain transactions and (ii) the proper recording of expense on equity instruments issued in connection with certain transactions. Our prior management discussed the subject matter of the items identified by PwC as disagreements prior to the submission for audit of our financial statements. Our financial statements were consistent with the position of PwC with respect to these matters at the time they were submitted for audit and, as noted above, there are no disagreements between PwC and us on the content of any financial statements published by us.

     We have authorized PwC to respond fully to the inquiries of any successor independent auditors that may be appointed by us with respect to the subject matter of items (1) and (2) above.

     A representative of PwC will be present at the meeting, will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

FEES PAID TO INDEPENDENT AUDITOR

     The fees paid to PricewaterhouseCoopers, LLP, our independent auditor, during the 2000 fiscal year are as follows:

                                                              FEES PAID
                                                              ---------
Audit Fees(1)...............................................  $161,691
Financial Information Systems Design and Implementation
  Fees(2)...................................................  $     --
All Other Fees(3)...........................................  $224,249

---------------

(1) Includes the aggregate fees billed for professional services rendered by PricewaterhouseCoopers, LLP for the audit of our annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in the our Quarterly Reports on Form 10-Q for the 2000 fiscal year.

(2) Includes the aggregate fees billed for professional services rendered by PricewaterhouseCoopers, LLP for the provision of information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2000 fiscal year.

(3) Includes the aggregate fees billed for all services rendered by PricewaterhouseCoopers, LLP, other than fees for the services which must be reported under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", during the 2000 fiscal year.

ANNUAL REPORT ON FORM 10-K; AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission an Annual Report on Form 10-K for the fiscal year ended December 31, 2000. Each stockholder receiving this proxy statement will also be provided with a copy of our Annual Report to Stockholders. Copies of the exhibits to our Annual Report on Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents upon written request to our Corporate Secretary at drkoop.com, Inc., 225 Arizona Avenue, Suite 250, Santa Monica, California 90401. Our filings with the Securities and Exchange Commission may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C., New York, New York and Chicago, Illinois. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at: www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to documents we have previously filed with the SEC. The information incorporated by reference is considered a part of this proxy statement, and any later information that we file with the SEC will automatically update and supersede this information from the date of filing of these documents. We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Any such requests should be directed to our Corporate Secretary at drkoop.com, Inc., 225 Arizona Avenue, Suite 250, Santa Monica, California 90401, telephone number (310) 395-5700.

     We incorporate by reference the documents listed below (and the exhibits thereto), and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the stockholders' meeting:

     - drkoop.com, Inc.'s current reports on Form 8-K, filed on each of April 16, 2001, July 9, 2001, July 16, 2001, July 27, 2001, July 31, 2001,
       August 9, 2001, August 21, 2001, August 30, 2001 and October 9, 2001.

     - drkoop.com, Inc.'s quarterly report on Form 10-Q for the quarter ended June 30, 2001.

     - drkoop.com, Inc.'s quarterly report on Form 10-Q for the quarter ended March 31, 2001.

     - drkoop.com, Inc.'s annual report on Form 10-K for the fiscal year ended December 31, 2000.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the annual meeting in 2002. Your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at drkoop.com, Inc., 225 Arizona Avenue, Suite 250, Santa Monica, California 90401, and must be received a reasonable time before a solicitation is made and in no event later than January 4, 2002.

     In addition, our Amended and Restated Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder's notice must be delivered to our Corporate Secretary or mailed and received at drkoop.com, Inc., 225 Arizona Avenue, Suite 250, Santa Monica, California 90401, not less than the close of business on the 120th calendar day prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by us no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting is mailed or public announcement of the date of the meeting was made, whichever comes first.

     A stockholder's notice to the Corporate Secretary of drkoop.com, Inc. must include:

     - as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to applicable federal securities laws, including, without limitation, Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

     - as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

     - as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner and (ii) the class and number of shares of drkoop.com, Inc. which are owned beneficially and of record by such stockholder and such beneficial owner.

     The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Amended and Restated Bylaws. Our Amended and Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director in the event we call a special meeting of stockholders for the purpose of electing one or more directors or in the event that the number of directors to be elected to our Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the date of the preceding year's annual meeting.

                                          By Order of the Board of Directors

                                          /s/ Richard M. Rosenblatt

                                          RICHARD M. ROSENBLATT
                                          Co-Chairman and Chief Executive
                                          Officer

Santa Monica, California
November   , 2001

                                                                         ANNEX A

                              AMENDED AND RESTATED
                                DRKOOP.COM, INC.
                      2000 NON-QUALIFIED STOCK OPTION PLAN

                                  ARTICLE ONE
                               GENERAL PROVISIONS

I.  GENERAL

     A. PURPOSES OF PLAN. This Amended and Restated drkoop.com, Inc. 2000 Non-qualified Stock Option Plan (the "Plan") is intended to promote the interests of drkoop.com, Inc., a Delaware corporation (the "Company"), by providing a method whereby eligible individuals may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or any Parent or Subsidiary corporation (as defined below)). This Plan amends and restates in its entirety the drkoop.com, Inc. 2000 Non-qualified Stock Option Plan adopted by the Company on April 28, 2000, as amended.

     B. DEFINITIONS. For purposes of the Plan, the following definitions shall apply:

          (i) "Administrator" shall mean the Board or any of its Committees appointed pursuant to Section I of Article Two of the Plan.

          (ii) "Affiliate" shall mean an entity other than a Subsidiary in which the Company owns an equity interest.

          (iii) "Applicable Laws" shall mean the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are granted under the Plan.

          (iv) "Board" shall mean the Company's board of directors.

          (v) "Cause," with respect to any Optionee, means "Cause" as defined in such Optionee's employment agreement with the Company if such an agreement exists and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause means
     (i) the Optionee's unauthorized use or disclosure of confidential information or trade secrets of the Company; (ii) the Optionee's conviction of, or the entry or a plea of guilty or nolo contendere by the Optionee to, a felony under the laws of the United States or any state thereof or a crime involving moral turpitude; (iii) the Optionee's gross negligence or willful misconduct or the Optionee's continued failure to perform assigned duties after receiving notification thereof from the company; or (iv) an act of fraud or dishonesty committed by the Optionee against the Company.

          (vi) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (vii) "Common Stock" shall mean the Common Stock of the Company, par value $0.001.

          (viii) "Consultant" shall mean any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

          (ix) "Continuous Status as a Service Provider" shall mean the absence of any interruption or termination of service as a Service Provider. Continuous Status as a Service Provider shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

          (x) "Director" shall mean a member of the Board.

          (xi) "Employee" shall mean any person employed by the Company or any Parent, Subsidiary or Affiliate of the Company.

          (xii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (xiii) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

             (a) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq")System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (b) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or on the over-the-counter bulletin board system or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock; or

             (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (xiv) "Officer" "shall mean a President, Secretary, Treasurer, Chairman of the Board, Vice President, Assistant Secretary or Assistant Treasurer of the Company, as such positions are described in the Company's Bylaws, any other person designated an "officer" of the Company by the Board in accordance with the Company's Bylaws or any person who is an "officer" within the meaning of Rule 16a-1(f) under the Exchange Act or Nasdaq Rule 4460(i).

          (xv) "Option" shall mean a non-qualified stock option, not intended to meet the requirements of Section 422 of the Code, granted pursuant to this Plan. All Options granted under this Plan shall be non-qualified stock options.

          (xvi) "Optionee" shall mean a person who has been granted or awarded an Option or who holds shares acquired pursuant to the exercise of an Option.

          (xvii) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (xviii) "Public Trading Date" shall mean the first date after the effective date hereof upon which Common Stock of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or on the National Market System of the Nasdaq Stock Market (or any successor to that entity), if the exchange or Nasdaq Stock Market (or its successor) has been certified by rule or order of the commissioner of the California Department of Corporations.

          (xix) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

          (xx) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

II.  STRUCTURE OF THE PLAN

     A. OPTION PROGRAMS. Eligible individuals may, at the discretion of the Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two.

     B. GENERAL PROVISIONS. Unless the context clearly indicates otherwise, the provisions of Articles One and Two of the Plan shall apply to all Option grants under the Plan and shall accordingly govern the interests of all individuals under the Plan.

III.  ELIGIBILITY FOR OPTION GRANTS

     A. The persons eligible to participate in the Plan shall be limited to the following:

          (i) Employees and Consultants of the Company (or its Parent or Subsidiary corporations) who render services which contribute to the management, growth and financial success of the Company (or its Parent or Subsidiary corporations) and who are not Officers or Directors of the Company;

          (ii) Employees and Consultants of the Company who, as of the date of grant of Options to them hereunder, were not previously employed by the Company; provided, that the grant of such Options is an inducement essential to each such individual's entering into an employment contract with the Company; and

          (iii) Officers and Directors of the Company.

     B. The Administrator shall have full authority to make Option grants under the Plan to the eligible individuals within the scope of its administrative functions under the Plan and to determine the number of shares to be covered by each such grant, including the time or times at which each such option is to become exercisable, and the maximum term for which the Option is to remain outstanding.

IV.  STOCK SUBJECT TO THE PLAN

     A. The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued under the Plan shall not exceed 30,000,000 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section IV of Article One.

     B. Should an outstanding Option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the Option not so exercised shall be available for subsequent Option grant. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant under the Plan. Exercise of an Option in any manner shall result in a decrease in the number of shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of shares as to which the Option is exercised. Should the exercise price of an Option be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an Option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised and not by the net number of shares of Common Stock issued to the holder of such Option.

     C. If any change is made to the outstanding Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then proportionate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options, and (iii) the number and/or class of securities and price per share in effect under each outstanding Option under the Plan; provided, however that the conversion of convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustments to the outstanding Options shall preclude the enlargement or dilution of rights and benefits under such Options. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to an Option. In the event of a dissolution or liquidation of the Company, each outstanding Option shall expire on a date specified in a written notice given by the Administrator to an Optionee specifying the terms and conditions of such termination (which date shall be at least fifteen (15) days after the date the Administrator gives the written notice).

                                  ARTICLE TWO
                                 OPTION GRANTS

I.  ADMINISTRATION AND ELIGIBILITY

     A. ADMINISTRATION OF OPTIONS. With respect to Option grants, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board ("Committee"), which committee shall be constituted in such a manner as to satisfy the Applicable Laws. Options granted pursuant to this Article Two shall be authorized by action of the Administrator and shall be non-qualified stock options which are not intended to meet the requirements of Section 422 of the Code. Each Option granted shall be evidenced by one or more instruments in the form approved by the Administrator. Each such instrument shall, however, comply with the terms and conditions specified below. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (a) to determine the Fair Market Value of the Common Stock, in accordance with Section I.B.(xii) of Article One of the Plan;

          (b) to select the Service Providers to whom Options may from time to time be granted hereunder;

          (c) to determine whether and to what extent Options are granted hereunder;

          (d) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

          (e) to approve forms of agreement for use under the Plan;

          (f) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion); and

          (g) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

     B. RECIPIENTS OF GRANTS. Options may be granted to eligible Employees, Consultants, Officers and Directors (each a "Service Provider"). A Service Provider who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

II.  TERMS AND CONDITIONS OF OPTIONS

     A. OPTION EXERCISE PRICE AND CONSIDERATION.

          (i) Exercise Price. The per share exercise price for the shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

             (a) Prior to the Public Trading Date, in the case of an Option granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, the per share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of the grant.

             (b) Prior to the Public Trading Date, in the case of an Option granted to any other Service Provider, the per share exercise price shall be no less than eighty-five percent (85%) of the Fair Market Value per share on the date of grant.

          (ii) Notwithstanding the foregoing, Options may be granted with a per share exercise price other than as required above pursuant to a merger or other corporate transaction.

          (iii) Permissible Consideration. The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) other shares that (x) in the case of shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised, (4) authorization from the Company to retain from the total number of shares as to which the Option is exercised that number of shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (6) a combination of any of the foregoing methods of payment, (7) a combination of any of the foregoing methods of payment at least equal in value to the stated capital represented by the shares to be issued, plus a promissory note for the balance of the exercise price, or (8) such other consideration and method of payment for the issuance of shares to them to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     B. TERM OF OPTIONS. The term of each Option shall be the term stated in the written Option agreement, provided, however that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the written Option agreement.

     C. EXERCISE OF OPTIONS.

     (i) Vesting. Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option agreement; provided, however, that, prior to the Public Trading Date, except with respect to Options granted to Officers, Directors or Consultants, in no event shall an Option granted hereunder become vested and exercisable at a rate of less than twenty percent (20%) per year over five (5) years from the date the Option is granted, subject to reasonable conditions, such as continuing to be a Service Provider.

     (ii) Procedure for Exercise: Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section II.A.(ii) of this Article Two. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the date is prior to the date the stock certificate is issued, except as provided in Section IV.C. of Article One of the Plan.

     (iii) Termination of Status as a Service Provider. In the event of termination of an Optionee's Continuous Status as a Service Provider, other than by reason of a termination by the Company for Cause or such Optionee's disability or death, such Optionee may, but only within three (3) months (or such other period of time as is determined by the Administrator in the written Option agreement; provided, however, that prior to the Public Trading Date, such period shall not be less than thirty (30) days) after the date of such termination (but in no event later than the date of expiration of the term of such Option set forth in the written Option agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (iv) Termination for Cause. If an Optionee ceases to be a Service Provider by reason of a termination by the Company for Cause, the Option shall terminate upon the date of the Optionee's termination by the Company for Cause, regardless of whether the Option is then vested and/or exercisable with respect to any shares.

     (v) Disability of Optionee. In the event of termination of an Optionee's Continuous Status as a Service Provider as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months (or such other period of time as is determined by the Administrator in the written Option agreement; provided, however, that prior to the Public Trading Date, such period of time shall not be less than six (6) months) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the written Option agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

     (vi) Death of Optionee.  In the event of the death of an Optionee:

          (a) during the term of the Option who is at the time of his death a Service Provider of the Company and who shall have been in Continuous Status as a Service Provider since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months (or such other period of time as is determined by the Administrator in the written Option agreement; provided, however, that prior to the Public Trading Date, such period of time shall not be less than six (6) months) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the written Option agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as a Service Provider three (3) months (or such other period of time as is determined by the Administrator as provided above) after the date of death, subject to the limitation set forth in Article Two; or

          (b) within thirty (30) days (or such other period of time as is determined by the Administrator in the written Option agreement) after the termination of Continuous Status as a Service Provider, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the written Option agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     (vii) Early Exercise. The Administrator shall have complete discretion, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to permit one or more Options held by the Optionee under this Article Two to be exercised, during the limited period of exercisability provided under Sections II.C.(iii), II.C.(iv), II.C.(v) and II.C.(vi) above, not only with respect to the number of shares for which each such Option is exercisable at the time of the Optionee's termination of Continuous Status as a Service Provider but also with respect to one or more subsequent installments of purchasable shares for which the Option would otherwise have become exercisable had such termination not occurred.

     (viii) Extension of Exercise Period. The Administrator shall have full power and authority, within the scope of its administrative functions under the Plan, to extend the period of time for which any Option granted under this Plan is to remain exercisable following the Optionee's termination of Continuous Status as a Service Provider, including as a result of disability or death, from the periods in effect under Sections II.C.(iii) through II.C.(vi) of this Article Two to such greater period of time as the Administrator shall deem appropriate; provided, however, that in no event shall such Option be exercisable after the specified expiration date of the Option term.

     (ix) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     D. REPURCHASE RIGHTS. The shares of Common Stock acquired upon the exercise of Options granted under the Plan may be subject to one or more repurchase rights of the Company in accordance with the following provisions:

          (i) The Administrator may in its discretion determine that it shall be a term and condition of one or more Options exercised under the Plan that the Company (or its assignees) shall have the right, exercisable upon the Optionee's termination of Continuous Status as a Service Provider, to repurchase, at the Option price, all of the unvested shares of Common Stock at the time held by the Optionee. Any such repurchase right shall be exercisable by the Company (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the Optionee's period of Continuous Status as a Service Provider) as the Administrator may specify in the instrument evidencing such right.

          (ii) The Administrator may assign the Company's repurchase rights under subparagraph D.(i) above to any person or entity selected by the Administrator, including one or more stockholders of the Company.

          (iii) All of the Company's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent (i) the Company's outstanding repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination of repurchase rights and acceleration of vesting are precluded by other limitations imposed by the Administrator at the time of the Option grant.

          (iv) The Administrator in its sole discretion may provide that the Company may repurchase shares acquired upon exercise of an Option upon the occurrence of certain specified events, including, without limitation, an Optionee's termination as a Service Provider, divorce, bankruptcy or insolvency; provided, however, that any such repurchase right shall be set forth in the applicable Option agreement or in such other agreement as the Administrator may determine and, provided further, that to the extent required to comply with applicable securities laws, any such repurchase right set forth in an Option granted prior to the Public Trading Date to a person who is not an Officer, Director or Consultant shall be upon the following terms: (i) if the repurchase option gives the Company the right to repurchase the shares upon termination as a Service Provider at not less than the Fair Market Value of the shares to be purchased on the date of termination of status as a Service Provider, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of termination of status as a Service Provider (or in the case of shares issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Administrator and the Plan participant and (B) the right terminates when the shares become publicly traded; and (ii) if the repurchase option gives the Company the right to repurchase the shares upon termination as a Service Provider at the original purchase price of such shares, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares per year over five (5) years from the date the Option is granted

     (without respect to the date the Option was exercised or became exercisable) and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety
     (90) days of termination of status as a Service Provider (or, in the case of shares issued upon exercise of Options, after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Plan participant.

     E. LIMITED TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

     F. TIME OF GRANTING OPTIONS. The date of grant of an Option under this Article Two shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

     A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction");

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

          (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, the exercisability of each Option outstanding under this Article Two shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such Option and may be exercised for all or any portion of such shares. However, an outstanding Option under this Article Two shall not so accelerate if and to the extent: (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such Option is to be replaced with a cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction, or (iii) the acceleration of such Option is subject to other limitations imposed by the Administrator at the time of grant. The determination of option comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

     For purposes of this Section III of Article Two, an Option shall be considered "assumed," without limitation, if, at the time of issuance of the stock or other consideration upon such merger or sale of assets, each Optionee would be entitled to receive upon exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of shares covered by the Option as provided for in Section IV.C. of Article One).

     B. Immediately following the consummation of the Corporate Transaction, all outstanding Options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

     C. Each outstanding Option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such Option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Option price payable per share, provided that with respect to each Option, the aggregate exercise price for the shares subject to the Option immediately prior to the Corporate Transaction shall be equal to the aggregate exercise price for the shares subject to the Option immediately after the Corporate Transaction. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

     D. The Options outstanding under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     E. The Administrator shall have the discretionary authority, exercisable either at the time the Option is granted or at any time while the Option remains outstanding, to provide for the automatic acceleration of one or more outstanding Options under this Article Two upon the occurrence of a Change in Control (as defined below). The Administrator shall also have full power and authority to condition any such Option acceleration upon the subsequent termination of the Optionee's Continuous Status as a Service Provider within a specified period following the Change in Control.

     F. For purposes of this Section III of Article Two, a "Change in Control" shall be deemed to occur in the event:

          (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than twenty-five percent (25%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

          (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board Members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     G. Any Options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the Option term.

IV.  LOANS OR INSTALLMENT PAYMENT

     The Administrator may assist any Optionee in the exercise of one or more outstanding Options under this Article Two by (a) authorizing the extension of a loan to such Optionee from the Company or (b) permitting the Optionee to pay the Option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be established by the Administrator in its sole discretion. Loans and installment payments may be granted without security or collateral, but the maximum credit available to the Optionee shall not exceed the sum of (i) the aggregate Option price of the purchased shares (less the par value) plus (ii) any federal and state income and employment tax liability incurred by the Optionee in connection with the exercise of the Option.

                                 ARTICLE THREE
                                 MISCELLANEOUS

I.  AMENDMENT AND TERMINATION OF THE PLAN

     A. AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may increase the limits imposed in Section IV.A. of Article One on the maximum number of shares which may be issued under the Plan or extend the term of the Plan under Section III of Article Three.

     Notwithstanding the foregoing, the provisions set forth in Section II.B. of Article Three (and any other Sections of the Plan that affect the formula award terms to be specified in this Plan by Rule 16b-3) shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rule thereunder.

     B. EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

II.  WITHHOLDING TAXES AND TAX WITHHOLDING

     A. WITHHOLDING TAXES. As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any shares under the Plan until such obligations are satisfied.

     B. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, or (c) if permitted by the Administrator, in its discretion, by surrendering to the Company shares that (i) in the case of shares previously acquired from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to or less than the statutory minimum applicable taxes, or
(d) by electing to have the Company withhold from the shares to be issued upon exercise of the Option that number of shares having a fair market value equal to the statutory minimum amount required to be withheld. For this purpose, the fair market value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

     Any surrender of previously owned shares to satisfy tax withholding obligations arising upon exercise of this option must comply with the applicable provisions of Rule 16b-3.

     All elections by an Optionee to have shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

          (a) the election must be made on or prior to the applicable Tax Date;

          (b) once made, the election shall be irrevocable as to the particular shares of the Option as to which the election is made; and

          (c) all elections shall be subject to the consent or disapproval of the Administrator.

     In the event the election to have shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of shares on the Tax Date.

III.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section I of this Article Three.

IV.  USE OF PROCEEDS

     Any cash proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

V.  REGULATORY APPROVALS

     Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

VI.  NO EMPLOYMENT/SERVICE RIGHTS

     Neither the action of the Company in establishing the Plan, nor any action taken by the Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any Parent or Subsidiary corporation) for any period of specific duration, and the Company (or any Parent or Subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

VII.  OPTION AGREEMENTS

     Options issued under the Plan shall be evidenced by written Option agreements in such form as the Board shall from time to time approve.

VIII.  STOCKHOLDER APPROVAL

     The Plan shall be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's adoption of the Plan. Options may be granted or awarded prior to such stockholder approval, provided that such Options shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

IX.  RESERVATION OF SHARES

     The Company, during the term of this Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

X.  INFORMATION TO OPTIONEES

     Prior to the Public Trading Date and to the extent required by Section
260.140.46 of Title 10 of the California Code of Regulations, the Company shall provide to each Optionee and to each individual who acquires shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options outstanding, and, in the case of an individual who acquires shares pursuant to the Plan, during the period such individual owns such shares, copies of annual financial statements. Notwithstanding the preceding sentence, the Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

                                                                         ANNEX B

                            AUDIT COMMITTEE CHARTER
                              OF DRKOOP.COM, INC.

PURPOSE

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of drkoop.com, Inc. (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

     The Committee's responsibility is oversight. Management of the Company has the responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The outside auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company's quarterly financial statements and other procedures. It is recognized that the members of the Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence. As such, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the outside auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the outside auditor as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the outside auditor to the Company.

MEMBERSHIP

     The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" requirements of The Nasdaq Stock Market. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. At least one Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background (including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities) which results in the Committee member's financial sophistication.

COMMITTEE ORGANIZATION AND PROCEDURES

     1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

     3. The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable.

     4. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the outside auditor, the senior internal audit manager and other financial personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

     5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

RESPONSIBILITIES

  Outside Auditor

     6. The outside auditor of the Company shall be ultimately accountable to the Board and the Committee in connection with the audit of the Company's annual financial statements and related services. The Board, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in the annual proxy statement.).

     7. The Committee shall approve the fees to be paid to the outside auditor and any other terms of the engagement of the outside auditor.

     8. The Committee shall ensure that the outside auditor prepare and deliver, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

     9. If applicable, the Committee shall consider whether the outside auditor's provision of (i) information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and (ii) other non-audit services to the Company is compatible with maintaining the independence of the outside auditor.

  Annual Audit

     10. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     11. The Committee shall review and discuss the audited financial statements with the management of the Company.

     12. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements;
(ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

     13. The Committee shall, based on the review and discussions in paragraphs 11 and 12 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Internal Controls

     14. The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     15. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

  Internal Audit

     16. The Committee shall discuss at least annually with the senior internal audit manager the activities and organizational structure of the Company's internal audit function and the qualifications of the primary personnel performing such function.

     17. Management shall furnish to the Committee a copy of each audit report prepared by the senior internal audit manager of the Company.

     18. The Committee shall, at its discretion, meet with the senior internal audit manager to discuss any reports prepared by him or her or any other matters brought to the attention of the Committee by the senior internal auditor manager.

     19. The senior internal audit manager shall be granted unfettered access to the Committee.

  Other Responsibilities

     20. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     21. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

     22. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendations, if any.

                                DRKOOP.COM, INC.

                                      PROXY

               ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 13, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, as a holder of Common Stock of drkoop.com, Inc. (the "Company"), hereby appoints Richard M. Rosenblatt and Edward A. Cespedes as Proxies, with the full power of substitution, to represent and to vote as designated on this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, December 13, 2001 at 9:00 A.M., or any adjournment or postponement thereof.

        Unless otherwise marked, this Proxy will be voted FOR the election of the Board of Directors' nominees to the Board of Directors, FOR the amendment to the Restated Certificate of Incorporation and FOR the Amendment and Restatement of our 2000 Non-Qualified Stock Option Plan. If any other business is presented at the Annual Meeting of Stockholders, the Proxy will be voted in accordance with the discretion of the Proxies named above.

        The Board of Directors recommends a vote "FOR" the nominees listed below and "FOR" Proposals 2, 3 and 4.

(IMPORTANT:  PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE)

1. ELECTION OF DIRECTORS: Marshall S. Geller, Joseph P. Wynne and G. Peter Molloy, Jr.

[ ] FOR all nominees listed    [ ] WITHHOLD AUTHORITY to vote    [ ] *EXCEPTIONS
above (except as marked to     for all nominees listed above
the contrary hereon)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name on the line provided below.)

Exceptions:  ________________________________________


2.      Amendment of the Restated Certificate of Incorporation.


               [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

3.      Amendment and Restatement of the 2000 Non-Qualified Stock Option Plan.


               [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

4. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


               [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

Please mark, date and sign as your name appears above. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer and indicate the title of such officer. If shares are held jointly, each stockholder named should sign. If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                                             Dated:  _____________, 2001


___________________________________          ___________________________________
Signature                                    Signature



PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.